UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
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ADVENTRX PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADVENTRX PHARMACEUTICALS, INC.
6725 Mesa Ridge Road, Suite 100
San Diego, CA 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 28, 2008

The Annual Meeting of Stockholders of ADVENTRX Pharmaceuticals, Inc. (the “Company”) will be held on May 28, 2008 at 9:00 a.m. local time at the Company’s offices, 6725 Mesa Ridge Road, Suite 100, San Diego, California, USA 92121. The Annual Meeting is being held for the following purposes, as more fully described in the accompanying Proxy Statement:

1. To elect seven directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

2. To ratify the appointment of J.H. Cohn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

3. To approve the Company’s 2008 Omnibus Incentive Plan.

4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 4, 2008 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof. A list of stockholders entitled to vote at the meeting will be available for inspection during ordinary business hours at the Company’s corporate offices located at 6725 Mesa Ridge Road, Suite 100, San Diego, California, USA 92121 for at least 10 days prior to the meeting, and will also be available for inspection at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Evan M. Levine
Chief Executive Officer and President; Director

San Diego, CA
April 18, 2008

YOUR VOTE IS IMPORTANT!

You are cordially invited to attend the Annual Meeting. However, to ensure that your shares are represented at the meeting, please submit your proxy or voting instructions by mail, using the return envelope provided. Please see the instructions on the proxy and voting instruction card. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

ADVENTRX Pharmaceuticals, Inc.
6725 Mesa Ridge Road, Suite 100
San Diego, CA 92121
(858) 552-0866

PROXY STATEMENT

2008 ANNUAL MEETING OF STOCKHOLDERS

ADVENTRX Pharmaceuticals, Inc. (the “Company”) is furnishing this Proxy Statement and the enclosed proxy card in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Annual Meeting of Stockholders to be held on May 28, 2008, at 9:00 a.m. local time, at the Company’s offices, 6725 Mesa Ridge Road, Suite 100, San Diego, California, USA 92121, and at any adjournments thereof (the “Annual Meeting”). These materials are being mailed to stockholders on or about April 18, 2008.

Only holders of the Company’s common stock as of the close of business on April 4, 2008 (the “Record Date”) are entitled to vote at the Annual Meeting. Stockholders who hold shares of the Company in “street name” may vote at the Annual Meeting only if they hold a valid proxy from their broker. As of the Record Date, there were 90,252,572 shares of common stock outstanding.

A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the Annual Meeting. Stockholders of record who are present at the Annual Meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, will be included in the number of stockholders present at the Annual Meeting for purposes of determining whether a quorum is present.

Each stockholder of record is entitled to one vote at the Annual Meeting for each share of common stock held by such stockholder on the Record Date. Stockholders do not have cumulative voting rights. Stockholders may vote their shares by using the proxy card enclosed with this Proxy Statement. All proxy cards received by the Company that are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted for the nominees to the Board listed on the proxy card and in this Proxy Statement, for the ratification of the appointment of J.H. Cohn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008 and for the approval of the Company’s 2008 Omnibus Incentive Plan. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

Under the Company’s bylaws, if a quorum exists at the Annual Meeting, the affirmative vote of a majority of the votes cast at the Annual Meeting with respect to each director nominee is required for the election of each director nominee. A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, a withhold of authority or an abstention will have the effect of a negative vote.

For shares held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if stockholders do not give their broker or other nominee specific instructions, their shares may not be voted on those matters for which specific instructions are required and their shares will not be counted in determining the number of shares necessary for approval. Specifically, for the 2008 Annual Meeting of Stockholders, brokers and other nominees will not be permitted to exercise voting discretion with respect to the proposal to approve the Company’s 2008 Omnibus Incentive Plan, and if stockholders do not give their broker or other nominee specific instructions as to how to vote their shares, their shares will not be voted on the proposal. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

A stockholder of record may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to ADVENTRX Pharmaceuticals, Attn: Secretary, 6725 Mesa Ridge Road, Suite 100, San Diego, CA 92121 or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder actually votes in person at the Annual Meeting.

The proxy card accompanying this Proxy Statement is solicited by the Board. The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. Although the Company has not yet done so, it may retain a firm to assist in the solicitation of proxies in connection with the Annual Meeting. The Company would pay such firm, if any, customary fees, expected to be no more than $15,000, plus expenses. The Company, if requested, will also pay brokers, banks and other fiduciaries who hold shares for beneficial owners for their reasonable out-of-pocket expenses incurred in connection with forwarding these materials to the beneficial owners.

BOARD OF DIRECTORS

The name, age and year in which the term expires of each member of the Board is set forth below:

			Term Expires
			on the
			Annual Meeting
Name	Age	Position	Held in the Year

Evan M. Levine	42	Chief Executive Officer and President	2008
Mark N.K. Bagnall	51	Chief Financial Officer, Treasurer and Executive Vice President	2008
Alexander J. Denner	38	Compensation Committee	2008
Michael M. Goldberg	49	Audit Committee, Compensation Committee (chair) and Nominating & Governance Committee	2008
Jack Lief	62	Chair of the Board, Audit Committee (chair), Compensation Committee and Nominating & Governance Committee	2008
Mark J. Pykett	44	Audit Committee, Compensation Committee and Nominating & Governance Committee (chair)	2008
Eric K. Rowinsky	51	Nominating & Governance Committee and Research and Development Committee (chair)	2008

At the Annual Meeting, the stockholders will vote on the election of seven directors to serve until the annual meeting of stockholders in 2009 and until their successors are elected and qualified. The Company’s bylaws allow the authorized number of directors to be not less than three or more than nine; currently, the size of the Board is set at seven. Proxies may not be voted for a greater number of persons than the number of nominees named.

NOMINEES FOR ELECTION TO THE BOARD

The following individuals have been nominated for re-election to the Board:

Mark N.K. Bagnall, C.P.A.  Mr. Bagnall has served as the Company’s Chief Financial Officer, Treasurer and Executive Vice President since April 2008 and as a director since February 2004. From June 2000 to June 2007, Mr. Bagnall served as senior vice president and chief finance and operations officer of Metabolex, Inc., a biotechnology company dedicated to the discovery and development of novel therapeutics for diabetes and related metabolic disorders. Mr. Bagnall has been in the biotechnology industry for 20 years. In the 12 years prior to joining Metabolex, Mr. Bagnall held the top financial position at four life science companies: Metrika, Inc., a privately held diagnostics company, and three public biotechnology companies, Progenitor, Inc., Somatix Therapy Corporation, and Hana Biologics, Inc. Mr. Bagnall is a director of two publicly held biotechnology companies, VIA Pharmaceuticals, Inc., a biotechnology company focused on the development of compounds for the treatment of cardiovascular disease, and Forticell Bioscience, Inc. (formerly Ortec International, Inc.), a biotechnology company focusing on advanced regenerative medicine and stem cell therapy. Mr. Bagnall received his B.S. in Business Administration from the University of California at Berkeley, Haas School of Business and is a Certified Public Accountant.

Alexander J. Denner, Ph.D.  Dr. Denner has served as a director since October 2006. Dr. Denner currently serves as a managing director of entities affiliated with Carl C. Icahn, including Icahn Partners, Icahn Master, Icahn Master II and Icahn Master III. Icahn Partners, Icahn Master, Icahn Master II and Icahn Master III are private investment funds. From April 2005 to May 2006, Dr. Denner served as a portfolio manager specializing in healthcare investments for Viking Global Investors, a publicly traded investment fund. Previously he served in a variety of roles at Morgan Stanley, beginning in 1996, including as portfolio manager of healthcare and biotechnology mutual funds. Since 2006, Dr. Denner has served as a director of ImClone Systems Incorporated, a publicly traded biopharmaceutical company, and has served as the chairman of the executive committee of ImClone. Dr. Denner currently serves as a director of HyperMed, Inc., a privately held company specializing in imaging platforms for medical and surgical applications. Dr. Denner received his S.B. degree from the Massachusetts Institute of Technology and his M.S., M.Phil. and Ph.D. degrees from Yale University. Dr. Denner was nominated by, among others, entities affiliated with Carl C. Icahn. Information regarding the arrangement by which Dr. Denner was selected as a director is located below under “Director Nominations.”

Michael M. Goldberg, M.D.  Dr. Goldberg has served as a director since January 2004. Dr. Goldberg currently is a managing partner of Montaur Capital Partners, an investment firm, a position he has held since January 2007, and a director of Emisphere Technologies, Inc., a biopharmaceutical company specializing in the oral delivery of therapeutic macromolecules and other compounds, a position he has held since August 1990. From August 1990 to January 2007, Dr. Goldberg was chairman and chief executive officer of Emisphere Technologies. Prior to this, Dr. Goldberg was a vice president for The First Boston Corporation, where he was a founding member of the Healthcare Banking Group. He received a B.S. from Rensselaer Polytechnic Institute, an M.D. from Albany Medical College of Union University and an M.B.A. from Columbia University Graduate School of Business.

Evan M. Levine.  Mr. Levine currently is the Company’s chief executive officer and president, a position he has held since January 2008, and a director, a position he has held since October 2002. Mr. Levine served as the Company’s chief executive officer from September 2006 through January 2008, and as the Company’s president and chief executive officer from September 2004 through September 2006. From January 2004 until August 2005, Mr. Levine served as the Company’s vice chairman and, from October 2002 until August 2005, Mr. Levine served as chief operating officer and secretary of the Company. From 1997 to 2001, he served as managing principal and portfolio manager of Brown Simpson Asset Management, a private equity fund, specializing in structured finance for public companies. From 1996 to 1997, he served as senior vice president of convertible sales and trading at Dillon Read & Company, a financial services company, managing a proprietary convertible portfolio and supervising all institutional sales and trading activity. From 1993 to 1996, he served as vice president of convertible sales and trading at Hambrecht & Quist, a financial services company, where he handled all convertible operations and augmented investment banking and corporate finance revenues through his involvement in the placement of convertible products. From 1992 to 1993, he served as a global arbitrage trader at Spectrum Trading Partners, a financial derivatives trading company, where he was responsible for maintaining market neutral and currency neutral hedges for an international convertible securities portfolio. Mr. Levine has over 18 years of experience in investment banking, venture capital, institutional trading, arbitrage dealing, and senior corporate management. He played key roles in the deployment of over $1 billion of investment capital into the health care and technology sectors. Mr. Levine received his B.A. in Economics and Finance from Rutgers University and has completed graduate coursework for an M.B.A. at New York University’s Stern School of Business.

Jack Lief.  Mr. Lief has served as a director since September 2006 and as chair of the Board since May 2007. Mr. Lief is a co-founder and since April 1997 has served as president, chief executive officer and a director of Arena Pharmaceuticals, Inc., a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of small molecule drugs targeting G protein-coupled receptors. From 1995 to April 1997, Mr. Lief served as an advisor and consultant to numerous biopharmaceutical organizations. From 1989 to 1994, Mr. Lief served as senior vice president, corporate development and secretary of Cephalon, Inc., a biopharmaceutical company. From 1983 to 1989, Mr. Lief served as director of business development and strategic planning for Alpha Therapeutic Corporation, a manufacturer of biological products. Mr. Lief joined Abbott Laboratories, a pharmaceutical company, in 1972, where he served until 1983, most recently as the head of international marketing research. Mr. Lief is a director of Accumetrics, Inc., a developer and marketer of diagnostic tests, ReqMed Company, Ltd., a provider of partnering opportunities, R&D strategies and bio-venture funding, and TaiGen Biotechnology Co., Ltd., a biotechnology company. Mr. Lief is also an executive board member of BIOCOM, a life science industry association representing more than 450 member companies in San Diego and Southern California, and he was the chairman of BIOCOM from March 2005 to March 2006. Mr. Lief holds a B.A. from Rutgers University and an M.S. in Psychology (Experimental and Neurobiology) from Lehigh University.

Mark J. Pykett, Ph.D., M.B.A., V.M.D.  Dr. Pykett has served as a director since January 2004. Dr. Pykett currently is president and chief operating officer of Alseres, Inc. (formerly Boston Life Sciences), positions he has held since November 2004. From May 1996 until April 2003, Dr. Pykett served as president and chief executive officer and a director of Cytomatrix, LLC, a privately held biotechnology company focused on the research, development and commercialization of novel cell-based therapies that Dr. Pykett co-founded. Cytomatrix was acquired by Cordlife, Pte. Ltd., a subsidiary of CyGenics Ltd., a public biotechnology company listed on the Australian Stock Exchange. From April 2003 to February 2004, Dr. Pykett served as president of Cordlife and then as president and director of CyGenics from February 2004 until November 2004. In addition, Dr. Pykett served as a director of Cordlife from April 2003 through November 2005 and a director of Oramax, LLC, development stage dental implant company developing biomaterials for dental prostheses, from 2000 through 2006. Dr. Pykett is a director of ImmuMed, LLC, a privately held biotechnology company focused on immune therapies. Dr. Pykett graduated Phi Beta Kappa, Summa Cum Laude from Amherst College, holds a veterinary degree, Phi Zeta, Summa Cum Laude, and doctorate in molecular biology from the University of Pennsylvania, and received an M.B.A. Beta Gamma Sigma from Northeastern University. He completed post-doctoral fellowships at the University of Pennsylvania and Harvard University. Dr. Pykett held an adjunct faculty position at the Harvard School of Public Health from 1997 to 2004.

Eric K. Rowinsky, M.D.  Dr. Rowinsky has served as a director since February 2008. Dr. Rowinsky currently is chief medical officer, a position he has held since June 2005, and executive vice president, a position he has held since February 2008, of ImClone Systems Incorporated, a fully integrated global biopharmaceutical company committed to advancing oncology care by developing and commercializing a portfolio of targeted biologic treatments designed to address the medical needs of patients with a variety of cancers. Dr. Rowinsky held the position of director of the Institute of Drug Development (“IDD”) at the Cancer Therapy and Research Center from 2002 to 2004 and was the director of clinical research at the IDD from 1996 to 2002. He held the SBC Endowed Chair for Early Drug Development at the IDD. From 1996 to 2006, Dr Rowinsky was also a clinical professor of medicine (division of medical oncology) at the University of Texas Health Science Center, San Antonio, Texas. Dr. Rowinsky also served as an associate professor of oncology at Johns Hopkins University from 1988 until 1996. He served on the Board of Scientific Counselors of the National Cancer Institute from 2004 to 2007. Dr. Rowinsky received a B.A. degree from New York University and an M.D. degree from the Vanderbilt University School of Medicine. Following his residency in internal medicine, he completed fellowship training in medical oncology at the Johns Hopkins University School of Medicine.

There are no family relationships among any of the Company’s directors or executive officers.

CORPORATE GOVERNANCE

During 2007, the Board met seven times, the audit committee met five times (including a reconvened meeting), the compensation committee met seven times and action was taken once by unanimous written consent and the nominating and governance committee met four times. Each member of the Board nominated for re-election attended 75% or more of the aggregate of (i) the total number of Board meetings held during the period of such member’s service and (ii) the total number of meetings of committees on which such member served, during the period of such member’s service, except that Dr. Pykett attended five, or approximately 70%, of the total number of compensation committee meetings held during 2007.

Director Independence

The Board has determined that Dr. Denner, Dr. Goldberg, Mr. Lief, Dr. Pykett and Dr. Rowinsky are “independent” under the rules of the American Stock Exchange. Before his employment by the Company in April 2008, Mr. Bagnall was also “independent” under the rules of the American Stock Exchange. Under applicable rules of the American Stock Exchange and the Securities and Exchange Commission (the “SEC”), the existence of certain transactions above certain thresholds between a director and the Company are required to be disclosed and preclude a finding by the Board that the director is independent. In addition to transactions required to be disclosed under these American Stock Exchange and SEC rules, in making its independence determination with respect to Dr. Denner the Board considered Dr. Denner’s position with entities affiliated with Mr. Icahn and such entities’ (a) ownership position in the Company, (b) rights under that certain Rights Agreement, dated July 27, 2005, as amended (the “Rights Agreement”), pursuant to which such entities, along with others, are, among other things, entitled to participate in future sales by the Company of additional securities and cause the Board to nominate a Board nominee selected by them and (c) execution in November 2005 of an agreement with Mr. Levine, the Company’s chief executive officer and president, pursuant to which, among other things, Mr. Levine may be prohibited (without the prior written consent of a majority of the Board, including the director then designated by such entities) from accepting or requesting any increase in, or causing the Company to increase, the amount of compensation payable by or on behalf of the Company to Mr. Levine (including his base compensation, bonus compensation, benefits or otherwise). After considering these relationships and transactions, the Board concluded that they did not interfere with Dr. Denner’s ability to exercise independent judgment in carrying out his responsibilities as a member of the Board.

Board Committees

The Board currently has standing audit, compensation and nominating and governance committees. In February 2008, the Board created a research and development committee.

Audit Committee.  The audit committee currently consists of Mr. Lief (chair), Dr. Goldberg and Dr. Pykett. During 2007 and until his employment by the Company in April 2008, Mr. Bagnall served as chair of the audit committee. The Board has determined that all members of the audit committee are independent directors and meet the eligibility standards for audit committee service under the rules of the American Stock Exchange. The Board has determined that Mr. Lief qualifies as an “audit committee financial expert” as defined by the rules of the SEC. The purpose of the audit committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the audit committee include appointing and providing the compensation of the independent accountants to conduct the annual audit of the Company’s accounts, reviewing the scope and results of the independent audits, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent accountants. The audit committee is governed by a written charter approved by the Board.

Compensation Committee.  The compensation committee currently consists of Dr. Goldberg (chair), Dr. Denner, Mr. Lief and Dr. Pykett. The Board has determined that all members of the compensation committee are independent directors under the rules of the American Stock Exchange. The compensation committee administers the Company’s benefit plans, reviews, approves and administers all compensation arrangements for executives, and establishes and reviews general policies relating to the compensation and benefits of the Company’s executives and employees. The compensation committee meets several times a year and consults with independent compensation consultants, as it deems appropriate, to review, analyze and set compensation packages for the Company’s executives. The compensation committee is governed by a written charter approved by the Board.

Under its charter, the compensation committee has authority to determine the amount and form of compensation paid to the Company’s chief executive officer, and to take such action, and to direct the Company to take such action, as is necessary and advisable to compensate the Company’s chief executive officer in a manner consistent with its determinations, and shall deliberate and vote on all such actions outside the presence of the Company’s chief executive officer. In accordance with its charter, the compensation committee will review at least annually the performance of the Company’s chief executive officer, including in light of any goals and objectives established for such performance, and in light of such review determine his or her compensation. Under an agreement Mr. Levine, our chief executive officer and president, entered into in November 2005 with certain entities affiliated with Mr. Icahn (the “Icahn Entities”), Mr. Levine is prohibited from, among other things, except with the consent of a majority of the Board (including the director then designated by the Icahn Entities), accepting or requesting any increase in the amount of his compensation. The Company is not a party to the agreement and has no rights or obligations thereunder. Mr. Levine’s ability to accept any increase in the amount of compensation payable by the Company to him, however, may require the consent of a majority of the Board (including the director then designated by the Icahn Entities).

The compensation committee has authority to determine the amount and form of compensation paid to the Company’s executives, employees, consultants and advisors and to review the performance of such persons in order to determine appropriate compensation. The compensation committee has authority to take such action, and to direct the Company to take such action, as is necessary and advisable to compensate such persons and to implement such policies and practices in a manner consistent with its determinations. The Committee may delegate its authority on these matters with regard to non-executive employees of the Company to officers and other appropriate supervisory personnel of the Company, subject to applicable law and regulations.

Except with respect to its responsibilities regarding setting compensation for the Company’s chief executive officer and the Company’s other executives, the compensation committee may delegate its authority to individual members of the compensation committee or other members of the Board. In addition, to the extent permitted by applicable law and regulations, the compensation committee may delegate to one or more officers of the Company (or other appropriate supervisory personnel) the authority to grant stock options, stock appreciation rights, restricted stock units and performance units to employees (who are not executives or members of the Board) of the Company or of any subsidiary of the Company; provided, however that (a) the number of shares of the Company’s common stock underlying such options, stock appreciation rights, restricted stock units and performance units are consistent with guidelines previously approved by the compensation committee; (b) the per-share exercise or purchase price of such awards equals the fair market value of the Company’s common stock on the date of grant; and (c) the vesting and other terms that apply to such awards are the same terms as apply under the Company’s standard form of agreement under the applicable equity compensation plan, provided that such officer(s) may, in such officer(s)’ discretion, grant awards that are fully vested on the date of grant of the award or grant awards with more restrictive vesting requirements.

In February 2007, the compensation committee retained Frederic W. Cook & Co., Inc. to provide an independent evaluation of the Company’s executive compensation practices. F.W. Cook had not previously conducted any business with the Company. Prior to selecting F.W. Cook, the compensation committee requested that the Company’s senior management interview three compensation consulting firms (including F.W. Cook), each of which was recommended by a member of the compensation committee, to assess with which firm management believed they could best interact in connection with the consulting firm’s performance of services for the compensation committee.

Information regarding the process by which the compensation committee makes its determinations regarding executive compensation, as well as the roles of the chief executive officer and compensation consultants in the process, is located below under “Compensation Discussion and Analysis.”

Nominating and Governance Committee.  The nominating and governance committee currently consists of Dr. Pykett (chair), Dr. Goldberg, Mr. Lief and Dr. Rowinsky, each of whom the Board has determined is an independent director under the rules of the American Stock Exchange. The nominating and governance committee’s responsibilities include recommending to the Board nominees for possible election to the Board and providing oversight with respect to corporate governance and succession planning matters. The nominating and governance committee is governed by a written charter approved by the Board.

Research and Development Committee.  Currently, the sole member and chair of the research and development committee is Dr. Rowinsky. The research and development committee assists the Board in evaluating the Company’s basic scientific and manufacturing research, clinical development and regulatory affairs and the allocation of the Company’s resources.

Charters for the Board’s audit, compensation and nominating and governance committees, as well as the Company’s corporate governance guidelines, are posted on the Company’s corporate website at: www.adventrx.com.

DIRECTOR NOMINATIONS

Criteria for Board Membership.  In selecting candidates for appointment or re-election to the Board, the nominating and governance committee considers the appropriate balance of experience, skills and characteristics required of the Board, and seeks to insure that at least a majority of the directors are independent under the rules of the American Stock Exchange, and that members of the audit committee meet the financial literacy and sophistication requirements under the rules of the American Stock Exchange (including that at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC). Nominees for director are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, willingness to devote adequate time to Board duties, the interplay of the nominee’s experience and skills with those of other directors and the extent to which the nominee would be a desirable addition to the Board and any committees of the Board.

Stockholder Nominees.  Other than under the Rights Agreement, the Company has never received a proposal from a stockholder of the Company to nominate a director. The nominating and governance committee will consider qualified candidates for director suggested by stockholders applying the criteria located above under the caption “Criteria for Board Membership.” Any such nominations must be submitted to the nominating and governance committee c/o the secretary of the Company and must include the following information: a statement that the writer is a stockholder of the Company and is proposing a candidate for consideration by the nominating and governance committee; the name, age, business address and residence address of the nominee; a statement of the nominee’s business and educational experience; the principal occupation or employment of the nominee; the class and number of shares of the Company that are beneficially owned by the nominee; a detailed description of all relationships, arrangements or understandings between the proposing stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; a detailed description of all relationships, arrangements or understandings between the nominee and any service-provider, supplier or competitor of the Company; information regarding each of the criteria located above under the caption “Criteria for Board Membership” in sufficient detail to allow the nominating and governance committee to evaluate the nominee; and a statement from the nominee that the nominee is willing to be considered and willing to serve as a director if nominated and elected. The proposing stockholder must also include the following information with respect to such stockholder: the name and address, as they appear on the Company’s books, and the class and number of shares of the Company that are beneficially owned. In addition, stockholders of the Company wishing to propose business to be conducted at an annual meeting of stockholders must comply with the requirements set forth in the bylaws of the Company.

Process for Identifying and Evaluating Nominees.  The nominating and governance committee believes the Company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the nominating and governance committee will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings and the Board determines to fill such vacancy, the nominating and governance committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the Company and, if the nominating and governance committee deems appropriate, a third-party search firm. The nominating and governance committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the nominating and governance committee. Based on this input, the nominating and governance committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the nominating and governance committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

Board Nominees for the 2008 Annual Meeting.  Each of the nominees listed in this Proxy Statement are current directors standing for re-election. Dr. Rowinsky, who was first appointed to the Board in February 2008 and is standing for re-election at the Annual Meeting, was recommended as a nominee by Dr. Denner.

Pursuant to the Rights Agreement, the Company is required to cause the Board to nominate a Board nominee (the “Purchaser Designee”) selected by the “Purchasers” who at the time own a majority of the “Purchased Shares.” Dr. Denner is the current Purchaser Designee. “Purchasers,” as defined in the Rights Agreement, refers to those entities that purchased common stock and warrants of the Company in a private transaction in July 2005. “Purchased Shares,” as defined in the Rights Agreement, refers to those shares of common stock outstanding and issuable upon exercise of warrants issued to the Purchasers in connection with July 2005 transaction. The Purchasers’ right to select a Purchaser Designee for nomination to the Board shall terminate upon the earlier of (i) July 27, 2012, (ii) the date that the Purchasers’ aggregate holdings of Purchased Shares (either of record or beneficially) is, as a result of sales or other dispositions thereof, equal to less than 50% of the aggregate number of shares purchased by the Purchasers in connection with the July 2005 transaction, and (iii) at the time of a change of control of the Company.

Pursuant to that certain Second Amendment to Rights Agreement, dated February 25, 2008 (the “Second Amendment”), the Rights Agreement was amended to allow the Board to increase the authorized number of directors from six to seven if the vacancy created by such action was filled by a majority of the Board directors then in office, which majority must include the Purchaser Designee (as defined in the Rights Agreement), if any; provided that, if at any time there are seven members of the Board and one of such members is removed, resigns, retires or dies and the Purchaser Designee, if any, does not approve a successor, the Company will do those things reasonably necessary and within its control to, as soon as reasonably practicable after the effective date of such removal, resignation, retirement or death, set the authorized number of Board directors at six. The Second Amendment confirmed that Dr. Denner, and not Dr. Rowinsky, is the Purchaser Designee.

COMMUNICATIONS WITH DIRECTORS

Stockholders who wish to communicate with the Company’s directors to report complaints or concerns related to accounting, internal accounting controls or auditing may do so using the audit committee’s procedures for the receipt of such communications. These procedures allow submitting the complaint or concern telephonically as set forth in the Company’s Code of Business Conduct and Ethics, which is available on the Company’s website at www.adventrx.com.

If any stockholder of the Company wishes to address questions regarding the business affairs of the Company directly to the Board, or any individual director, the stockholder must submit the inquiry in writing to: ADVENTRX Pharmaceuticals, Inc., Attn: Investor Relations, 6725 Mesa Ridge Road, Suite 100, San Diego, CA 92121. Stockholders of the Company should indicate they are a stockholder of the Company. Depending on the subject matter, investor relations will (alone or in concert with other personnel of the Company, as appropriate): forward the inquiry to the chair of the Board, who may forward the inquiry to a particular director if the inquiry is directed towards a particular director; forward the inquiry to the appropriate personnel within the Company (for instance, if it is primarily commercial in nature); attempt to handle the inquiry directly (for instance, if it is a request for information about the Company or a stock-related matter); or not forward the inquiry, if it relates to an improper or inappropriate topic or is otherwise irrelevant.

The Company encourages all directors to attend annual stockholder meetings. Messrs. Bagnall, Levine and Lief and Dr. Pykett attended the Company’s 2007 annual meeting of stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2007, Dr. Goldberg, Mr. Bagnall, Dr. Denner, Mr. Lief and Dr. Pykett served as members of the compensation committee of the Board. None of these directors was, during 2007 or at any previous time, an officer or employee of the Company. During 2007, none of these directors had any transaction or relationship with the Company, any of its subsidiaries or any other entity that is required to be disclosed in this Proxy Statement.

None of the Company’s executive officers serves, or at any time during 2007 served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on the Board or compensation committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Company’s common stock as of April 4, 2008 (the “Evaluation Date”), or an earlier date for information based on filings with the SEC, by (a) each person known to the Company to own more than 5% of the outstanding shares of the Company’s common stock, (b) each director and nominee for director of the Company, (c) the Company’s current chief executive officer and president, former chief financial officer and each other executive officer named in the compensation tables appearing later in this Proxy Statement and (d) all directors and executive officers of the Company as a group. The information in this table is based solely on statements in filings with the SEC or other reliable information. As of April 4, 2008, there were 90,252,572 shares of the Company’s common stock outstanding.

	Amount and
	Nature of
Name and Address of	Beneficial	Percent of
Beneficial Owner(1)	Ownership(2)	Class

Principal Stockholders
Funds affiliated with Carl C. Icahn(3) c/o Icahn Associates Corp. 767 Fifth Avenue New York, NY 10153	8,648,648	9.1%
Evan M. Levine(4)	4,645,000	5.1%
Directors and Named Executive Officers
Mark N.K. Bagnall(5)	200,000	*
Alexander J. Denner(6)	8,715,314	9.2%
Michael M. Goldberg(7)	226,000	*
Evan M. Levine(4)	4,645,000	5.1%
Jack Lief(8)	100,000	*
Mark J. Pykett(9)	208,000	*
Eric K. Rowinsky(10)	16,666	*
James A. Merritt(11)	174,583	*
Gregory P. Hanson(12)	109,375	*
Joan M. Robbins(13)	618,894	*
Brian M. Culley(14)	201,458	*
All directors and executive officers as a group (13 persons)(15)	15,338,206	15.9%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each of the named individuals is c/o ADVENTRX Pharmaceuticals, Inc., 6725 Mesa Ridge Road, Suite 100, San Diego, CA 92121.

(2)	Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after the Evaluation Date. Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown. Unless otherwise noted, none of the shares shown as beneficially owned on this table are subject to pledge.

(3)	Consists of (a) 864,865 shares of common stock held by High River Limited Partnership (“High River”); (b) 1,660,540 shares of common stock held by Icahn Partners LP (“Icahn Partners”); (c) 1,798,919 shares of common stock held by Icahn Partners Master Fund LP (“Icahn Master”); (d) 864,865 shares of common stock issuable upon exercise of warrants held by High River; (e) 1,660,540 shares of common stock issuable upon exercise of warrants held by Icahn Partners and (f) 1,798,919 shares of common stock issuable upon exercise of warrants held by Icahn Master. Based on the Company’s review of a Schedule 13D filed with the SEC on August 5, 2005 (the “Icahn 13D”) by High River, Hopper Investments, LLC (“Hopper”), Barberry Corp. (“Barberry”), Icahn Master, Icahn Offshore LP (“Icahn Offshore”), CCI Offshore Corp. (“CCI Offshore”), Icahn Partners, Icahn Onshore LP (“Icahn Onshore”), CCI Onshore Corp. (“CCI Onshore”) and Mr. Carl C. Icahn, the Company believes that (i) Barberry, Hopper and Mr. Icahn may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) the shares (including warrant shares) held by High River; (ii) CCI Onshore, Icahn Onshore and Mr. Icahn may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) the shares (including warrant shares) directly held by Icahn Partners; and (iii) CCI Offshore, Icahn Offshore and Mr. Icahn may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) the shares (including warrant shares) directly held by Icahn Master because, in each of the foregoing cases, such referenced persons are in a position to directly or indirectly determine the investment and voting decisions of the holder referenced. Barberry, Hopper, CCI Onshore, Icahn Onshore, CCI Offshore, Icahn Offshore and Mr. Icahn each disclaim beneficial ownership of such shares they may be deemed the beneficial owner of for all other purposes.

(4)	Consists of (a) 4,320,000 shares of common stock held by Mark Capital LLC, (b) 60,000 shares of common stock held by Mr. Levine in an individual retirement account, (c) 15,000 shares of common stock held by Mr. Levine and his father, as joint tenants with right of survivorship and (d) 250,000 shares of common stock issuable upon exercise of an option. Mr. Levine is the managing member of Mark Capital LLC.

(5)	Consists of 200,000 shares of common stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date.

(6)	Consists of (a) 66,666 shares of common stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date, (b) 864,865 shares of common stock held by High River, (c) 1,660,540 shares of common stock held by Icahn Partners, (d) 1,798,919 shares of common stock held by Icahn Master, (e) 864,865 shares of common stock issuable upon exercise of warrants held by High River, (f) 1,660,540 shares of common stock issuable upon exercise of warrants held by Icahn Partners and (g) 1,798,919 shares of common stock issuable upon exercise of warrants held by Icahn Master. Dr. Denner is a Managing Director of entities affiliated with Mr. Icahn, including Icahn Partners and Icahn Master. Dr. Denner disclaims beneficial ownership of the shares owned by High River, Icahn Partners and Icahn Master except to the extent of his pecuniary interest therein.

(7)	Includes 200,000 shares of common stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date.

(8)	Consists of 100,000 shares of common stock subject to an option currently exercisable or exercisable within 60 days of the Evaluation Date.

(9)	Consists of (a) 200,000 shares of common stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date and (b) 8,000 shares of common stock held by Dr. Pykett and his spouse, as joint tenants.

(10)	Consists of 16,666 shares of common stock subject to an option currently exercisable or exercisable within 60 days of the Evaluation Date.

(11)	Includes 139,583 shares of common stock subject to an option currently exercisable or exercisable within 60 days of the Evaluation Date.

(12)	Consists of 109,375 shares of common stock subject to an option currently exercisable or exercisable within 60 days of the Evaluation Date.

(13)	Consists of (a) 472,394 shares of common stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date and (b) 146,500 shares of common stock held by Dr. Robbins’ husband.

(14)	Consists of 201,458 shares of common stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date.

(15)	Includes 6,403,382 shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days of the Evaluation Date. Includes shares deemed beneficially owned by Dr. Denner but as to which he disclaims beneficial ownership.

CURRENT EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Set forth below is the name, age, position and a brief account of the business experience of each of the Company’s executive officers and significant employees as of April 4, 2008:

Name	Age	Position

Evan M. Levine	42	Chief Executive Officer and President and Director
Mark N.K. Bagnall	51	Chief Financial Officer, Treasurer and Executive Vice President
Joan M. Robbins	47	Chief Scientific Officer and Senior Vice President
Brian M. Culley	36	Chief Business Officer and Senior Vice President
Patrick L. Keran	36	General Counsel, Secretary and Vice President, Legal
Joachim P.H. Schupp	55	Vice President, Medical Affairs
Mark J. Cantwell	38	Vice President, Research and Development
Michele L. Yelmene	44	Vice President, Regulatory Affairs
Mark E. Erwin	43	Vice President, Commercialization

Biographical information regarding Messrs. Levine and Bagnall is provided above under “Nominees for Election to the Board.”

Joan M. Robbins, Ph.D.  Dr. Robbins currently is the Company’s chief scientific officer and a senior vice president, positions she has held since January 2007. Dr. Robbins served as the Company’s chief technical officer from March 2003 to January 2006, and was appointed executive vice president and chief science officer in February 2006. From 1996 to 2003, Dr. Robbins was employed by Immusol, Inc., a biopharmaceutical company specializing in anticancer and antiviral therapeutics in addition to certain dermatologic and ophthalmic disorders. At Immusol, she held several positions, including vice president, product development, senior director, product development, and director, therapeutics. Dr. Robbins has directed drug discovery and development resulting in the advancement of drug candidates into Phase 1, 2 and 3 human trials, including the development of clinical protocols with the U.S. Food and Drug Administration. She has also led programs for formulation, manufacturing, toxicology and pharmacology development. From 1994 to 1995, she was research scientist and project leader for cancer research at Chiron where she led development of gamma-IFN recombinant retroviral immuno-gene therapy for cancer, and tk-recombinant retroviral gene therapy for brain tumors. From 1992 to 1993, Dr. Robbins was a post graduate researcher at University of California, San Diego, where she assisted in the development of a novel DNA-based immunotherapeutic for treatment of Her2/neu expressing tumors. From 1990 to 1991, she was a research fellow at the Garvin Institute for Medical Research, Centre for Immunology in Sydney, Australia, and from 1981 to 1989, Dr. Robbins was a microbiologist at the Laboratory of Tumor Immunology and Biology at the National Cancer Institute in Bethesda, Maryland. Dr. Robbins received her B.S. in genetics from the University of California, Davis, and a Ph.D. in genetics from George Washington University, Washington D.C.

Brian M. Culley, M.S., M.B.A.  Mr. Culley currently is the Company’s chief business officer and a senior vice president, positions he has held since January 2007. Mr. Culley served as vice president, business development since joining us in December 2004, and was appointed senior vice president, business development in February 2006. From 2002 until 2004, Mr. Culley managed all strategic collaborations and licensing agreements for Immusol, Inc. in San Diego, where his most recent title was director of business development and marketing. From 1999 until 2000, he was a licensing and marketing associate at the University of California, San Diego, department of technology transfer & intellectual property services and from 1996 to 1999, he was a research associate for Neurocrine Biosciences, Inc., where he performed drug discovery research. Mr. Culley has over 12 years of experience in the biotechnology industry, including deal structure and negotiation, licensing, due diligence, market and competitive research, and venture funding. He received a B.S. in biology from Boston College, an M.S. in biochemistry from the University of California, Santa Barbara and an M.B.A. from The Johnson School of Business at Cornell University with an emphasis on private equity and entrepreneurship.

Patrick L. Keran, J.D.  Mr. Keran currently is the Company’s general counsel, a position he has held since August 2006, secretary, a position he has held since September 2006, and vice president, legal, a position he has held since January 2007. From April 2004 to August 2006, Mr. Keran was associate general counsel at Isis Pharmaceuticals, a publicly traded drug discovery and development company. From February 2003 to April 2004, Mr. Keran practiced corporate law at the law firm of Heller Ehrman LLP, specializing in public and private financings, licensing arrangements, mergers and acquisitions and corporate governance matters. From September 1999 to February 2003, Mr. Keran practiced law at the law firm of Brobeck Phleger & Harrison LLP where he had a similar corporate practice. Mr. Keran is licensed to practice law in the State of California. Mr. Keran received a B.A. from the University of California at San Diego and a J.D. from the University of California at Berkeley, Boalt Hall School of Law.

Joachim P.H. Schupp, M.D.  Dr. Schupp currently is the Company’s vice president, medical affairs, a position he has held since August 2006. From October 2004 to August 2006, Dr. Schupp served as vice president of clinical business solutions and clinical data services at ProSanos Corporation, a company specialized in the capture, integration and analysis of healthcare related data with a focus on post-approval and pharmacovigilance studies. From 1985 to October 2004, Dr. Schupp held various positions at Novartis AG and Ciba Geigy (which merged with Sandoz to form Novartis in 1996), most recently as executive director of project management. Dr. Schupp has more than 20 years experience in the global pharmaceutical industry. As global project leader at Novartis, he was responsible for life cycle management of numerous projects and compounds in oncology, dermatology and wound healing, including several first-of-kind therapeutics. In this executive director position within project management, his team leadership is credited for the market approval of several drugs, including Femara® in the United States and European Union for breast cancer and Apligraf® in the United States for venous and diabetic ulcers, and for the international development of Exjade,® recently approved for transfusional hemosiderosis. Dr. Schupp was a clinical research physician at Ciba Geigy where he directed international teams in the therapeutic area of inflammation. He received his M.D. from the Free University of Berlin and served for several years on the faculty at the University of Pretoria, South Africa prior to joining Ciba Geigy.

Mark J. Cantwell, Ph.D.  Dr. Cantwell currently is the Company’s vice president, research and development, a position he has held since January 2006. Dr. Cantwell joined the Company as director of preclinical programs in November 2003. From 1998 to 2003, Dr. Cantwell was employed at Tragen Pharmaceuticals, formerly Immunogenex Inc., a company specializing in immune therapies for cancer and autoimmune diseases. While at Tragen, Dr. Cantwell was a staff scientist involved in the preclinical development of Tragen’s drug candidates. Dr. Cantwell received a B.S. in applied biology from the Georgia Institute of Technology and a Ph.D. from the University of California, San Diego.

Michele L. Yelmene.  Ms. Yelmene currently is the Company’s vice president, regulatory affairs, a position she has held since March 2007. From October 2006 to March 2007, she consulted for the Company regarding various regulatory matters. From April 2002 through March 2006, Ms. Yelmene was executive director, clinical and regulatory affairs and corporate secretary for Perlan Therapeutics, a privately held company focused on development of recombinant protein-based drugs. From 1998 until 2002, Ms. Yelmene was director in biomedical operations for Genzyme Corporation, a leading biotechnology company focused on rare inherited disorders, kidney disease, orthopaedics, cancer, transplant and immune diseases, and diagnostic testing, and from 1996 through 1998 she was manager of medical and regulatory affairs for Mallinckrodt, a publicly-traded pharmaceutical company acquired by Tyco Healthcare. Ms. Yelemene brings over 25 years of operational and project management, clinical and scientific research and regulatory affairs experience in the biotechnology and pharmaceutical industries. During her career, Ms. Yelmene was responsible for clinical development, preparation, and presentation of 14 FDA-approved products and over 25 investigational new drug applications (INDs) for both pharmaceutical and biologics-based therapies in the areas of viral infections, respiratory, CNS, metabolic and endocrine diseases, and lysosomal storage disorders. She has participated in meetings with the FDA at all phases (pre-IND through advisory committee) of clinical development. Ms. Yelmene is a member of the Regulatory Affairs Professional Society, Drug Information Association and Co-Chair of the FDA Committee at BIOCOM in San Diego. She received a B.S. in biology and B.A. in English writing, both from Rider University.

Mark E. Erwin.  Mr. Erwin currently is the Company’s vice president, commercialization, a position he has held since October 2007. From September 2005 to October 2007, Mr. Erwin was senior director, program development for Centric Health Finance, LLC, a centralized service provider to healthcare providers, pharmaceutical manufacturers, distributors, payors and patients. From October 2003 to June 2005, Mr. Erwin was director, oncology marketing for Ligand Pharmaceuticals Corp., an oncology-focused biopharmaceutical company, and, from August 1999 to October 2003, was head of government affairs and reimbursement for IDEC Pharmaceuticals, Inc. Mr. Erwin began his career in a variety of sales and marketing roles with Eli Lilly & Co., including product manager for the launch of Lilly’s oncology business in the U.S. Mr. Erwin holds a B.S. in chemistry from Purdue University.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has incorporated into its written review and approval policies certain procedures designed to ensure that any proposed transaction in which the Company would be a participant and in which any of the Company’s directors, executive officers, holders of more than 5% of its common stock, or any member of the immediate family of any of the foregoing would have a direct or indirect material interest is reviewed by individuals within the Company (including its general counsel) familiar with the requirements of Item 404 of Regulation S-K promulgated by the SEC. If any such proposed transaction would require disclosure pursuant to Item 404(a), it will be presented to the audit committee for review and, if appropriate, approval.

Since January 1, 2007, there has not been, nor currently are there proposed, any transactions or series of similar transactions in which the Company was or is to be a participant and the amount involved exceeds or will exceed $120,000, and in which any director, executive officer, holder of more than 5% of the Company’s common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the transactions described below.

Employment Arrangements with Current Director

In connection with Mr. Bagnall’s employment as the Company’s Chief Financial Officer, Treasurer and Executive Vice President, effective as of April 3, 2008, the Company entered into an offer letter agreement with Mr. Bagnall (the “Offer Letter”). Pursuant to the terms of the Offer Letter, Mr. Bagnall’s base salary is $350,000 per year and he is entitled to participate in the Company’s health and welfare benefits, 401(k) plan and other benefits on the same terms as the Company’s other executive officers. In addition, Mr. Bagnall is eligible to participate in the Company’s 2008 Incentive Plan, which is discussed below under “Executive Officer and Director Compensation — Compensation Discussion and Analysis,” on the same basis as the Company’s other executive officers. In the event of Mr. Bagnall’s involuntary termination (as defined below), the Company will (a) continue to pay Mr. Bagnall’s base salary in effect immediately prior to the effective date of such involuntary termination for the number of months equal to the number of full 30-day periods he was a full-time employee of the Company, provided that in no event will such number of months exceed 12 (the “Severance Period”), (b) pay Mr. Bagnall all costs that the Company would otherwise have incurred to maintain his health and similar benefits during the Severance Period, and (c) pay Mr. Bagnall the amount of the matching 401(k) contribution that would have been contributed by the Company based on the amount contributed by Mr. Bagnall in the pay-period immediately prior to the effective date of the involuntary termination; provided, however, that prior to receipt of any payment to Mr. Bagnall in connection with an involuntary termination, he must execute a general release of claims and submit his resignation as a member of the Board. If Mr. Bagnall fails to execute and deliver the release of claims or subsequently revokes the release, he will not be entitled to any of the severance payment. If Mr. Bagnall fails to submit his resignation from the Board, he will not receive any severance payment until after the Company’s next annual meeting of stockholders for which he is not nominated for election to the Board in the proxy materials related to such meeting.

On March 31, 2008, the compensation committee of the Board approved a stock option to Mr. Bagnall under the Company’s 2005 Equity Incentive Plan to purchase up to 500,000 shares of the Company’s common stock, contingent upon the commencement of Mr. Bagnall’s employment with the Company. Accordingly, this option was granted on April 3, 2008 and has an exercise price of $0.52 per share, which was the closing price of the Company’s common stock on April 3, 2008, as reported by the American Stock Exchange. The option will vest and become exercisable with respect to 100,000 of the underlying shares on each of January 1, 2009, January 1, 2010, January 1, 2011, January 1, 2012 and January 1, 2013, subject to Mr. Bagnall’s continuous service (as defined in the Company’s 2005 Equity Incentive Plan). However, in the event of Mr. Bagnall’s involuntarily termination, the option’s vesting schedule will accelerate such that (a) an additional 50,000 shares will vest and become exercisable if the effective date of such involuntary termination occurs between January 1 and June 30 of a given calendar year and (b) an additional 100,000 shares will vest and become exercisable if the effective date of such involuntary termination occurs between July 1 and December 31 of a given calendar year, subject to Mr. Bagnall’s execution and delivery to the Company of a release of claims and his not revoking such release. In the event of Mr. Bagnall’s death, disability or other termination, the option will be exercisable for 90 days following such event, except that in the event of an involuntary termination, the option will be exercisable for 180 days following such termination, subject to Mr. Bagnall’s execution and delivery to the Company of a release of claims and his not revoking such release. In addition, in the event of a change of control (as defined in the Company’s 2005 Equity Incentive Plan) where Mr. Bagnall is employed by the Company or one of its affiliates as of the closing date of the change of control and the option is not assumed or replaced, the option will accelerate in full. In the event of Mr. Bagnall’s involuntary termination before and in connection with a change of control, the option will accelerate in full upon the change of control. Finally, in the event of a change of control where the option is assumed or replaced, (i) 50% of any unvested portion of the option will vest immediately prior to the closing date of the change of control, (ii) the remaining unvested portion of the option will vest ratably by month over the 12-month period beginning on the closing date of the change of control, subject to Mr. Bagnall’s continuous service, and (iii) 100% of any remaining unvested portion of the option will vest upon an involuntary termination of Mr. Bagnall that occurs within 12 months of the change of control. Unless terminated earlier pursuant to its terms, the option will expire on April 2, 2018.

For purposes of the Offer Letter and the stock option granted to Mr. Bagnall, an “involuntary termination” is one that occurs by reason of involuntary dismissal by the Company for any reason other than misconduct (as defined below) or by Mr. Bagnall’s voluntary resignation for “good reason,” which means the occurrence of one of the following events or circumstances without his written consent: (i) a change in position that materially reduces the level of his responsibility, (ii) a material reduction in his base salary, or (iii) relocation by more than 50 miles from his then-primary work location; provided that his resignation shall not be for “good reason” unless (x) he provides the Company with written notice within 30 days after he first has knowledge of the occurrence or existence of such event or circumstance, (y) the Company fails to correct the circumstance or event so identified within 30 days after receipt of such written notice, and (z) he resigns within 90 days after the date of delivery of the notice. “Misconduct” means the commission of any act of fraud, embezzlement or dishonesty by Mr. Bagnall, any unauthorized use or disclosure by him of confidential information or trade secrets of the Company (or any parent or subsidiary), or any other intentional misconduct by him adversely affecting the business affairs of the Company (or any parent or subsidiary) in a material manner.

Separation Arrangements with Certain Named Executive Officers

Former President and Chief Medical Officer

In February 2008, the Company entered into a letter agreement regarding terms of separation with James A. Merritt, its former president and chief medical officer. Information regarding this letter agreement is located below under “Executive Officer and Director Compensation — Potential Payments Upon Termination or Change in Control.”

Former Chief Financial Officer

In April 2008, the Company entered into a letter agreement regarding terms of separation with Gregory P. Hanson, its former chief financial officer, and a consulting agreement with Mr. Hanson pursuant to which he agreed to provide consulting services to the Company after the end of his employment. Information regarding this letter agreement and consulting agreement is located below under “Executive Officer and Director Compensation — Potential Payments Upon Termination or Change in Control.”

Issuances of Stock Options to Directors in 2008

In February 2008, the Board approved an option to purchase up to of 50,000 shares of the Company’s common stock to each of Drs. Denner and Rowinsky. The Board granted an option to Dr. Rowinsky in connection with his appointment to the Board in February 2008 and granted an option to Dr. Denner in acknowledgment that it had not granted Dr. Denner an option in connection with his appointment to the Board in October 2006. Each option will vest and become exercisable in 12 equal monthly installments beginning in February 2008 and will expire on March 23, 2018. The grants of these options were contingent upon the Company’s receipt of a waiver under the Rights Agreement of restrictions relating to equity awards to directors and employees of the Company. The Company received the waiver on March 24, 2008 and, accordingly, the options were granted with an exercise price of $0.48 per share, which was the closing price of the Company’s common stock on March 24, 2008, as reported by the American Stock Exchange. If Dr. Denner’s or Dr. Rowinsky’s service to the Company terminates for any reason, the options will be exercisable, to the extent then vested, during the three-year period after the date of such termination, but in no event after March 23, 2018.

Indemnification of Officers and Directors

The Company’s amended and restated certificate of incorporation and its bylaws provide that the Company will indemnify each of its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, the Company has entered into indemnification agreements with each of its directors and officers, and has purchased a policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances. On February 25, 2008, the Company entered into an indemnification agreement with Dr. Rowinsky in connection with his appointment to the Board. This agreement is in the same form as the indemnification agreements entered into previously with current directors.

Other Transactions

In February 2008, the Company entered into a Second Amendment to Rights Agreement with certain entities affiliated with Mr. Icahn. The amendment amended certain terms of the Rights Agreement to permit the appointment of Dr. Rowinsky to the Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and SEC rules require the Company’s directors, executive officers and beneficial owners of more than 10% of any class of equity security to file with the SEC initial reports of their ownership and reports of changes in ownership of the common stock and other equity securities of the Company. These reporting persons are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. Mark Pykett, a member of the Board, inadvertently failed to include 4,500 shares of the Company’s common stock on his Form 3 and has amended his Form 3 to include those shares. Dr. Pykett also inadvertently failed to file on a timely basis: one Form 4 to report one transaction that took place in 2007 and one Form 4 to report one transaction that took place in 2004. Evan Levine, the Company’s chief executive officer and president, inadvertently failed to file on a timely basis: three Form 4s to report five transactions that took place in February 2008; two Form 4s to report three transactions that took place in 2007; nine Form 4s to report eleven transactions that took place in 2006; two Form 4s to report two transactions that took place in 2005; and three Form 4s to report eleven transactions that took place in 2004. The transactions that Mr. Levine failed to report on a timely basis were executed by his father through a brokerage account in the name of Mr. Levine and his father as joint tenants with right of survivorship. Mr. Levine was not alerted to such transactions until February 2008.

Based solely on the Company’s review of copies of the Forms 3, 4 and 5 (and any amendments thereto) submitted to the Company during and with respect to 2007 and written representations from the Company’s directors and executive officers, all other Section 16(a) filing requirements were complied with during 2007.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2007 regarding equity compensation plans previously approved by the Company’s stockholders. For information regarding the proposed 2008 Omnibus Incentive Plan, see “Proposal 3 — Approval of the Company’s 2008 Omnibus Incentive Plan” below. The Company does not have any other equity compensation plans that have not been approved by its stockholders.

Number of
Securities
Available for
	Number of		Future Issuance
	Securities to be		Under Equity
	Issued Upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding
	Outstanding	Outstanding	Securities
	Options, Warrants	Options, Warrants	Reflected in Second
Plan	and Rights	and Rights	Column)

2005 Equity Incentive Plan	4,020,940	$2.60	2,374,216	(1)
2005 Employee Stock Purchase Plan	0	$0	2,423,634	(2)

(1)	The 2005 Equity Incentive Plan contains a provision for an automatic annual increase in the number of shares available for grant on the first day of each fiscal year beginning in 2006 equal to the lesser of (i) one percent of the number of outstanding shares of the Company’s common stock on such day, (ii) 750,000 and (iii) such other amount as the Board may specify prior to the date such annual increase is to take effect. As more fully described below under “Proposal 3 — Approval of the Company’s 2008 Omnibus Incentive Plan,” if the Company’s stockholders approve the proposed 2008 Omnibus Incentive Plan, no additional awards will be made under the Company’s 2005 Equity Incentive Plan; however, the 2005 Equity Incentive Plan will continue to govern any outstanding awards previously granted under the 2005 Equity Incentive Plan.

(2)	The 2005 Employee Stock Purchase Plan contains a provision for an automatic increase in the number of shares available for grant on the first day of each fiscal year beginning in 2006 and on each anniversary of that date thereafter equal to the lesser of (i) one percent of the number of outstanding shares of the Company’s common stock on such day, (ii) 750,000 and (iii) such other amount as the Board may specify prior to the date such annual increase is to take effect.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

General Philosophy, Overview and Objectives

Our compensation programs are intended to attract, motivate and retain qualified executives and to be competitive with those companies we consider our peers. We believe our executive compensation programs assist in creating stockholder value by attracting qualified talent and aligning our executives’ interests with those of our stockholders.

Our process for evaluating and determining the competitiveness of our compensation packages for executives has evolved as our operations have grown increasingly sophisticated and the caliber of executive we seek to attract has risen. Historically, we relied on generally-available surveys and data-compilations to assess the competitiveness of our compensation practices. In 2007, however, we reached a stage where we believed it was appropriate to seek advice from qualified professionals that is more comprehensive and current and tailored specifically to us and our industry. Accordingly, in February 2007, we retained Frederic W. Cook & Co., Inc. to provide an independent evaluation of our compensation practices. F.W. Cook’s analysis revealed that, historically, we paid our executives below the median with respect to a peer group of similarly situated biotechnology companies, including below median base salaries, cash incentives and equity ownership.

We do not, however, assess the competitiveness of our compensation programs solely on the basis of whether our executives’ overall compensation, or particular components of their compensation, is at the median of comparable executives within our peer group. We believe the median level of compensation for a particular executive, whether in terms of overall compensation or a particular component of compensation, does not by itself determine the appropriate level of compensation for that executive; rather, it is a reference point in determining the appropriate level of compensation. We may evaluate whether continuing to compensate below the medians identified by F.W. Cook will impede our ability to attract, motivate and retain qualified executives and otherwise remain competitive in the market and we may make adjustments to our executive compensation programs in the future to remain competitive for executive talent.

Compensation Programs and Process

Our compensation committee establishes and oversees our executive compensation programs. It meets several times a year to review, analyze and set compensation packages for our executives.

Role of Independent Compensation Consultant

In February 2007, our compensation committee retained F.W. Cook, a nationally-recognized compensation consulting firm, to provide an independent evaluation of our compensation practices. Our compensation committee retained responsibility and authority over the scope of services provided by F.W. Cook and F.W. Cook reported and was responsible to our compensation committee.

In connection with retaining F.W. Cook, our compensation committee charged F.W. Cook with, among other things, conducting a competitive assessment of our executive compensation practices, in particular those applicable to our CEO. In February 2007, F.W. Cook completed its analysis of our CEO’s compensation and, in May 2007, completed its analysis of our executives’ compensation generally. Other than reviewing with our compensation committee the results of its analysis and providing corresponding written reports, our compensation committee generally did not involve F.W. Cook in its 2007 compensation determinations.

Comparative Market Data and Peer Group

Prior to engaging F.W. Cook, we used the annual survey conducted by The Biotech Employee Development Coalition (“BEDC”), to help assess the competitiveness of our executives’ compensation. BEDC sponsors an annual survey of public, private and non-profit San Diego biotechnology companies of various sizes. The survey compiles base salary and cash bonus information by position and categorizes the information by organization size (number of employees), type (private, public or non-profit) and principal activity. The 2006 survey, which we used to assess the competitiveness of our non-CEO executives’ base salaries in January 2007, involved over 90 companies. We did not consider these companies to comprise our peer group; rather, the survey provided information that gave us a generalized view of the levels at which companies in our geographical region compensate particular categories of employees.

In February 2007, our compensation committee, in consultation with F.W. Cook and our management team, established a peer group consisting of 19 development-stage biotechnology companies with market capitalizations of approximately one-third (1/3) to less than 1.5 times our market capitalization as of the time F.W. Cook conducted its assessment. Market capitalization was determined based on each company’s stock price at the end of each quarter over the six-quarter period ending December 31, 2006. More than two-thirds of the companies included in our peer group had market capitalizations less than ours at the time we established the peer group. Our compensation committee identified the following 19 companies as comprising our peer group:

• Anadys Pharmaceuticals • Ariad Pharmaceuticals • ArQule • Avigen • Emisphere Technologies • Cytokinetics • Spectrum Pharmaceuticals	• Cell Therapeutics • Hana Biosciences • Kosan Biosciences • La Jolla Pharmaceuticals • Maxygen • Trimeris	• Sunesis Pharmaceuticals • Somaxon Pharmaceuticals • Rigel Pharmaceuticals • Titan Pharmaceuticals • Vical • Renovis

In the fourth quarter of 2007, our market capitalization fell substantially following our announcement regarding the results of our phase 2b clinical trial of ANX-510. We have not revised the composition of our peer group to reflect our current capitalization, nor has F.W. Cook re-performed its comparative data analysis based on a new peer group. If our market capitalization remains at or near its current levels, however, or as circumstances otherwise warrant, we may review and reassess our peer group to ensure it consists of those companies we consider our peers and/or against whom we believe we compete for talent.

Elements of Compensation

In 2007, the compensation package for our CEO consisted primarily of salary and a cash bonus and for our other executives consisted primarily of salary and long-term incentive awards in the form of stock options. Our executives also participate in other benefits available generally to our employees. We structure the elements of our executives’ overall compensation to compensate them for their day-to-day activities as executives and provide incentive for increasing long-term stockholder value.

Our CEO beneficially owned approximately 5.1% of our outstanding common stock as of December 31, 2006 and December 31, 2007, over 90% of which stock he acquired in 2002 through a personal investment (through an investment vehicle he controls). We have not granted our CEO any equity-based compensation, other than a stock option to purchase 250,000 shares that we originally granted in 2003. For 2007, we determined that, due to the level of his stock ownership, the interests of our CEO would be sufficiently aligned with those of our stockholders and that he would be properly motivated to maximize stockholder value without our providing him additional equity-based incentives. In addition, we determined that a median-level equity-based compensation award likely would not have the same retentive effect for our CEO as it likely would for other chief executive officers within our peer group. For our CEO, in the past, including in 2007, our compensation committee determined that the expectation of future cash awards would provide more retentive value than equity-based compensation. From time to time, we will evaluate the overall mix of compensation we provide our CEO to ensure that he is properly motivated to remain with us and maximize stockholder value.

Our past practice has not been to award cash bonuses to our executives, other than, beginning in 2007 for 2006 performance, to our CEO (and, on a one-time basis, to Dr. Merritt, our former president and chief medical officer, as discussed below under “Analysis of 2007 and Select 2008 Compensation — Short-Term Incentive Awards”). We believed that a combination of base salary compensation and long-term incentive awards in the form of stock options was sufficient to compensate our executives for their day-to-day contributions, incentivize and reward the achievement of short-term objectives and adequately align our executives’ interests with those of our stockholders. We viewed other forms of compensation, such as annual cash bonuses, as rewards for exceptional individual or corporate performance and not as a fundamental component of compensation. In addition, by not providing cash bonuses, we conserved our cash and emphasized the importance of long-term results over short-term results.

Our view regarding annual cash bonuses may not be widely held within our industry. Executives at other companies within our peer group typically receive some amount of annual cash bonus and, in light of our practice not to pay cash bonuses, the total annual cash compensation of our non-CEO executives generally has been below the median total annual cash compensation of comparable executives within our peer group, including with respect to 2007.

As part of our on-going evaluation of our compensation practices, and to help ensure our ability to continue to attract, motivate and retain qualified executives, in March 2008 our compensation committee adopted an incentive plan for 2008 under which we may pay our executives cash bonuses based on our and our individual executive’s performance against objectives in 2008.

Process and Considerations — CEO

At least annually, our compensation committee reviews and assesses the performance of our CEO outside of his presence and determines appropriate changes, if any, to his compensation package. Under an agreement our CEO entered into in November 2005 with the Icahn Entities, our CEO is prohibited from, among other things, except with the consent of a majority of our Board (including the director designated by the Icahn Entities), accepting or requesting any increase in the amount of his compensation. We are not a party to the agreement and have no rights or obligations thereunder, nor did we approve or ratify the agreement. Our CEO’s ability to accept any increase in the amount of compensation payable by us to him, however, may require the consent of a majority of our Board (including the director then designated by the Icahn Entities).

In determining the appropriate levels at which to compensate our CEO, our compensation committee considers a number of factors, including the median salary and annual cash bonus of chief executive officers within our peer group (which, beginning in March 2007, was based on the analysis performed by F.W. Cook); our CEO’s performance against our corporate objectives in place at the end of the prior year; expected contributions in achieving future corporate objectives; the impact on our programs if our CEO were to depart; our performance and overall condition (actual and as perceived by investors); and the agreement between our CEO and the Icahn entities. In addition, in determining our CEO’s cash bonus for 2007 performance, our compensation committee also considered our CEO’s ownership of shares of our common stock and its views regarding the value to our CEO of cash compensation relative to equity-based compensation.

Since becoming our CEO in September 2004 through March 2007, our CEO’s total direct compensation remained unchanged and consisted solely of base salary. Prior to March 2007, in part as a result of informal conversations among members of our compensation committee and the director then designated by the Icahn Entities, as well as our financial circumstances during that period, our compensation committee did not believe it was in our or our stockholders interest to approve changes to our CEO’s direct compensation. In February 2007, our compensation committee retained F.W. Cook to, among other things, conduct a competitive assessment of our executive compensation practices, in particular those related to our CEO. F.W. Cook found our compensation of our CEO to be below the median of chief executive officers within our peer group with respect to both total direct compensation and each element of direct compensation (base salary, cash bonus and stock options). In March 2007, our Board (including the director then designated by the Icahn Entities) approved an increase in our CEO’s base salary, awarded him a cash bonus for 2006 performance and set a target cash bonus for 2007.

Process and Considerations — Non-CEO Executives

Historically, including with respect to 2007, shortly following the beginning of each calendar year, our CEO evaluates both our corporate and each executive’s individual performance during the preceding year and recommends to our compensation committee base salary adjustments and stock option awards for individual executives, other than himself, which recommendations our compensation committee analyzes in the process of determining appropriate compensation packages for individual executives.

Our compensation committee considers the analysis of our executives as provided by our CEO, as well as his ultimate recommendation, in determining non-CEO executive pay packages. However, our compensation committee believes our CEO is in the best position to evaluate our executives and their respective past performance and anticipated contributions. Accordingly, our compensation committee believes it is appropriate to, and in fact does, give substantial deference to the recommendations of our CEO regarding non-CEO executive compensation.

We generally assess the competitiveness of the base salaries of our non-CEO executives based on comparative market data (whether, as for 2007, that data is from the annual survey conducted by BEDC or, as for 2008, provided by F.W. Cook). However, in any particular case, our CEO and compensation committee may determine that below-median compensation (whether in terms of the overall components of compensation or levels of particular components) may be appropriate based on factors specific to an executive. For example, many of our executives are in their first executive position and/or have been in their current role with us for a limited period of time and the executive’s experience, skills and knowledge may not be as broad or deep as that of executives in comparable positions at companies in our peer group. We are aware, however, that a consistent practice of compensating our executives below the median, even if warranted based on executive-specific factors, may impede our ability to attract and retain qualified executives. As our current executives gain experience and demonstrate their value over an extended period, we expect that compensation levels generally will increase.

Base Salary

Base salary is intended to compensate an executive for performing the executive’s job responsibilities on a day-to-day basis. An executive’s base salary is generally established at the time the executive is first hired and is set based on an arms-length negotiation.

In determining his recommendations for adjustments to our executives’ base salaries, our CEO considers a broad range of factors, including, with respect to 2007: an executive’s position with a prior company and the executive’s compensation at the prior company; the perceived likelihood that the executive will secure other employment; expected contributions from the executive in achieving our future corporate objectives; the impact on our programs if the executive were to depart; current base salary and perceived and actual base salary inequality within peer groups and throughout our company; the executive’s performance against corporate and individual objectives in place at the end of the prior year; the information included in the annual survey conducted by BEDC; the overall skills, experience, knowledge and responsibilities of the executive; and our performance and overall condition (actual and as perceived by investors). After applying these factors, our CEO’s recommendation may be substantially below or above relevant benchmarks.

Base salaries are also set after considering the overall cost to live and work in the San Diego region. We may make a cost-of-living adjustment even if we do not make a merit-based adjustment to base salary. Generally, cost-of-living adjustments are calculated as a percentage of an executive’s base salary, with higher-ranking executives provided a higher percentage adjustment.

Long-Term Incentive Awards

Generally, we provide long-term incentive awards in the form of stock options to drive long-term corporate performance, align the interests of our executives with those of our stockholders, retain our executives through long-term vesting and wealth accumulation, and create total direct compensation packages that are competitive relative to those companies with which we compete for executive talent without spending additional cash.

The initial stock option award to an executive is based on the size of awards made to comparable executives within our company (based on title, responsibility, salary and other similar factors). Annual “refresher” stock option awards are provided based on the criteria described above used for salary adjustments, as well as on other factors, such as the mix of vested and unvested stock options and their in-the-money value. Consideration may also be given to whether stock options expired unexercised as a result of being “out-of-the-money” for substantial periods during the term of the option or upon its expiration.

Our compensation committee may periodically evaluate the form of long-term incentive awards to ensure that stock options remain the best vehicle to achieve the underlying purpose for which we provide long-term incentive awards. We are a growth-oriented company and stock options, whose entire value resides in the appreciation in value of the underlying stock, align well with our corporate stage of development, as well as the longer timelines associated with drug development. While several companies, including some within our peer group, are shifting the form of their long-term incentive awards towards restricted stock awards (which typically provide the recipient immediate value on vesting), we believe that the growth requirement inherent in stock options remains the most aligned with our size, development stage and business expectations. Furthermore, we believe the non-cash expense associated with stock options that is required by Revised Statement of Financial Accounting Standards No. 123 is not meaningful for a company at our stage of development.

Our ability to grant stock options and other equity awards is subject to and may be limited by the Rights Agreement. The parties to the Rights Agreement have, among other things, the right to participate in future issuances by us of certain of our securities, including stock options. This right, however, does not apply to, among other things, 4,500,000 shares (including shares underlying stock options) issued or issuable to officers, employees directors or consultants of ours under incentive plans, provided no more than 900,000 of such shares are issued in any 12-month period. Historically, we have requested and received waivers with respect to the annual limitation and, in March 2008, we requested and received a waiver with respect to the annual and aggregate limitation. However, if we are unable to obtain in a timely manner on-going waivers of, or an amendment to, the annual and aggregate limitation, our ability to attract retain executives and other employees and to properly motivate them may be impaired.

Short-Term Incentive Awards

In 2007, in part as a result of F.W. Cook’s analysis, our compensation committee discussed paying cash bonuses to executives based on the achievement of corporate and individual objectives. In March 2007, our Board (with our CEO abstaining) approved for our CEO a cash bonus of $100,000 in recognition of his 2006 performance and set a 2007 target bonus of $250,000. In June 2007, our compensation committee approved short-term corporate objectives that would serve as the basis for assessing our corporate and our individual executive’s performance in

2007. However, we did not adopt a formal short-term incentive or bonus plan for 2007 nor did we approve bonus targets for our executives other than our CEO.

The 2007 corporate performance objectives were categorized by product candidate or functional area and involved initiating, enrolling target numbers of patients in and completing clinical trials, submitting investigational new drug applications and a new drug application, consummating partnering activities and raising capital. Several objectives had multiple components, each of which required satisfaction to achieve the objective. At the time the objectives were approved, it was unlikely that we would successfully achieve all of them. In addition, achieving the particular objectives that were mostly heavily weighted, such as enrolling the target numbers of patients in our clinical trials, was also unlikely without undertaking additional activities and incurring additional costs. Following our announcement in October 2007 regarding the results of our phase 2b clinical trial of ANX-510, several of the objectives became irrelevant or undesirable, though we did not subsequently revise the objectives approved in June 2007.

In March 2008, our compensation committee adopted an incentive plan for 2008 (including target awards for our executives) under which our executives may be eligible for incentive awards based upon the achievement of short-term corporate and, for our executives other than our CEO, individual performance objectives. Our compensation committee also approved corporate objectives under the plan. The corporate objectives were proposed by our CEO and reflect our compensation committee’s assessment, as of March 2008, of short-term corporate objectives that will enhance stockholder value. Individual performance objectives for our executives other than our CEO will be determined by our compensation committee based on recommendations from our CEO. Awards under our 2008 incentive plan generally will be paid in cash; however, our compensation committee has discretion to determine the composition of each award. Our CEO’s potential award will be based 100% on our achievement of our corporate objectives and his target award amount is $250,000. The relative weight between the corporate and individual objectives for each of our other executives is 75% corporate and 25% individual and each of our executive’s target award amount is 30% of the executive’s base salary earned during 2008. Our compensation committee has discretion to adjust the corporate and individual performance targets during the year, as well as the actual payout amounts of the awards.

Other Compensation

We provide health and welfare benefits, group term life and short and long-term disability insurance and a tax-qualified 401(k) plan generally to all eligible employees, and our executives may participate in these programs in the same fashion as all of our other eligible employees. Under our 401(k) plan, prior to 2008, we made matching contributions in the amount of 100% of employee contributions up to 3% of eligible compensation and 50% of employee contributions between 3% and 5% of eligible compensation. Beginning in January 2008, we made matching contributions equal to 100% of employee contributions up to 6% of eligible compensation. All participants’ plan accounts are 100% vested at all times. Overall, these types of benefits are typical in our industry and among the companies with which we compete for executive talent.

In addition, beginning in 2007, we purchased individual long-term disability insurance policies for each of our executives to supplement the benefit provided by our group long-term disability insurance. Our group long-term disability is subject to a salary cap that is substantially below the actual salary of all of our executives. We purchased individual long-term disability policies to provide our executives with coverage that more closely replaces their actual salary in the event of their disability.

We also offer assistance to all employees, including our executives (a) in connection with their obligations under Sections 13 and 16 of the Exchange Act and the rules and regulations promulgated thereunder and (b) in establishing stock trading plans designed to comply with Rule 10b5-1 promulgated by the SEC. We believe it is appropriate to help our executives with certain of their filing and disclosure obligations that arise as a result of their employment with us and the compensation that we provide.

We also provide vacation benefits to our executives, which are greater than those provided generally to our other employees. We recognize that time off is a valued benefit to our executives, and allowing our executives time to rest and relax can, over the long-term, improve their performance and contributions to us. We believe the time commitment and stress placed on our executives is greater than that contributed by or placed on our non-executive employees, and that greater vacation benefits for our executives is appropriate. Our employees generally accrue 10 vacation days per year. As of December 31, 2007, our NEOs accrue the following number of vacation days per year: our CEO: 24 days; our former president and chief medical officer: 31 days; our chief scientific officer: 24 days; our former chief financial officer: 21 days; and our chief business officer: 23 days.

Severance and Change in Control Benefits

We do not have a plan or program regarding severance or change in control benefits that covers all of our executives and, other than our chief financial officer and executive vice president, none of our current executives have any severance benefits.

As more fully described below under “Potential Payments Upon Termination or Change in Control — Acceleration of Vesting of Outstanding Options,” under our 2005 Equity Incentive Plan, the vesting and exercisability of stock options that we grant will accelerate under certain conditions. In the context of a change in control, if a transaction would otherwise likely have an adverse impact on one or more of our executives, we believe it is unrealistic to expect our executives to work against his or her personal, including financial, interest and inappropriate to require or request our executives to do so. We believe our executives should not be motivated by self-interest; rather, our executives should be indifferent about whether consummation of a transaction that benefit’s our stockholders may result in the loss of their job. We believe that accelerating the vesting and exercisability of stock options is an appropriate means of achieving alignment between the interests of our executives and our stockholders in the context of a change in control.

In connection with negotiating the terms of his employment in April 2008, we agreed to provide our current chief financial officer and executive vice president with the severance and change in control benefits described above under “Certain Relationships and Related Transactions — Employment Arrangements with Current Director.” In the case of this executive, we provided these benefits in part to secure his employment. In addition, we structured the severance benefits to limit our financial commitment until the new executive and existing executives demonstrate an ability to work well together while, over time, providing the new executive with an increasing degree of financial security that should enhance his ability to remain focused on our operations, as opposed to seeking other employment, during periods of difficulty for our company or in the event of a potential change in control. We also determined that the severance benefits, which are conditioned on the departing executive executing a release of claims against us, would protect us and facilitate any future separation process by having negotiated the terms of the separation at a time when the underlying issues resulting in the separation had not yet materialized. We believe significant management distraction and legal expense could be avoided by establishing the terms of separation with this executive in advance. In addition, if the departing executive does not submit his resignation as a member of the Board, payment of his severance benefits is delayed, which should reduce the likelihood of our having a terminated employee as a member of the Board if the Board does not wish for him to continue as a member of the Board. We determined the change in control benefits provided to this executive was the right mix of immediate and contingent benefits and strikes an appropriate balance in achieving our objectives in providing change in control benefits. Accelerating the vesting and exercisability of a substantial portion of the shares underlying the executive’s stock option provides a direct financial incentive to consummate the transaction the Board wishes to pursue; ensuring a meaningful portion of the shares underlying such stock option remains unvested upon the closing of such transaction (provided that the acquiring entity assumes or replaces the option) provides a direct financial incentive to the executive to provide transition assistance to the acquiring entity. We believe that, after a reasonable transition period, it is incumbent on the acquirer to adequately incentivize our executives.

In addition, in connection with negotiating their compensation arrangements in 2006, we agreed to provide our former president and chief medical officer and our former chief financial officer the severance and change in control benefits described below under “Potential Payments Upon Termination or Change in Control.” In the case of these former executives, we provided these benefits in part to secure their employment, but also because we determined that the severance benefits would provide these executives a degree of financial security that would enhance their ability to remain focused on our operations, as opposed to seeking other employment, during periods of difficulty for our company or in the event of a potential change in control. We also determined that the severance benefits, which were conditioned on the departing executive executing a release of claims against us, would protect us and facilitate any future separation process by having negotiated the terms of the separation at a time when the underlying issues resulting in the separation had not yet materialized. We believed significant management distraction and legal expense could be avoided by establishing the terms of separation with these executives in advance. We provided the change in control benefits for similar reasons as to why we provided to our current chief financial officer and executive vice president.

Analysis of 2007 and Select 2008 Compensation

Base Salaries

In January 2007, prior to engaging F.W. Cook, our CEO recommended and our compensation committee approved adjustments to the base salaries of our non-CEO executives. In March 2007, following our engagement of F.W. Cook, our Board (including the director then designated by the Icahn Entities but with our CEO abstaining) increased our CEO’s base salary from $250,000 to $450,000, which represents approximately the median base salary of chief executive officers within our peer group. All of these adjustments were made retroactive to January 1, 2007. The 2007 base salaries for our NEOs were increased over 2006 base salaries as set forth below:

	2006 Base	Percent	2007 Base
Name (Title)	Salary	Increase	Salary

Evan M. Levine	$250,000	80%	$450,000
(Chief Executive Officer)
James A. Merritt	$325,000	12%	$362,500
(Former President & Chief Medical Officer)
Joan M. Robbins	$250,000	6%	$265,000
(Chief Scientific Officer)
Gregory P. Hanson	$250,000	0%	$250,000
(Former Chief Financial Officer)
Brian M. Culley	$200,000	25%	$250,000
(Chief Business Officer)

In determining the appropriate level of base salary for Mr. Levine, our Board determined that Mr. Levine’s tenure with us and the experience, skills and knowledge that he had gained leading our company, including that related to drug development and the industry in which we compete in general and our company in particular, warranted setting Mr. Levine’s base salary at the median level for chief executive officers within our peer group. Our Board also considered favorably that Mr. Levine had not received any base salary adjustment since becoming our CEO in September 2004.

Our CEO recommended that Dr. Merritt’s base salary be increased to $400,000, a $75,000, or approximately 23%, increase over his 2006 base salary. The recommendation reflected our CEO’s assessment that Dr. Merritt had provided outstanding service since he was hired in September 2006, as well as contributions our CEO expected Dr. Merritt to make during 2007. After considering our CEO’s analysis and recommendation, our compensation committee approved a 2007 base salary for Dr. Merritt of $362,500, representing a $37,500, or approximately 12%, increase over his 2006 base salary and a one-time bonus to Dr. Merritt of $37,500. While our compensation committee did not dispute the analysis underlying our CEO’s recommendation, it determined that an increase in base salary of the magnitude recommended by our CEO was not appropriate based on Dr. Merritt’s limited tenure as an employee and our recent negotiations with him regarding the terms of his employment, which began in September 2006.

The increase to Dr. Robbins’ base salary was intended primarily to reflect a cost-of-living adjustment. We provided a higher than typical cost-of-living adjustment to reduce the discrepancy between the increase in base salary of Dr. Robbins relative to our other NEOs.

Mr. Hanson joined us and negotiated his base salary in December 2006. We determined that no adjustment in Mr. Hanson’s base salary for 2007 was warranted.

The increase to Mr. Culley’s base salary principally was in recognition of his efforts in generating substantial leads and interest in partnering opportunities for our product candidates. In particular, Mr. Culley was rewarded based on the favorable terms of a then on-going negotiation with a major pharmaceutical company, which negotiations ultimately were discontinued. In addition, Mr. Culley had been with us since December 2004 and had consistently shown the leadership and other qualities that we seek. Accordingly, we believed it was appropriate to increase his base salary to more closely align it with the base salaries of other NEOs.

Long-Term Incentive Awards

In January 2007, prior to engaging F.W. Cook, our CEO recommended and our compensation committee approved stock option grants to our non-CEO executives. The option awards granted to each of our non-CEO executives are set forth below under the caption “Grants of Plan-Based Awards in 2007.” The number of shares underlying the option award to each of our NEOs (other than our CEO) was based substantially on the same analysis that supported adjustments in base salary for 2007 for each of these NEOs. None of these options currently are in-the-money.

Based on the considerations discussed above under the caption “Compensation Programs and Process,” our compensation committee did not recommend or grant any long-term incentive award for our CEO in 2007.

In March 2008, our CEO recommended and our compensation committee approved stock option grants to our non-CEO executives. Our compensation committee did not approve any stock option awards for our CEO. The number of shares underlying each stock option grant and a median annual stock option grant, based on guidelines prepared by F.W. Cook that were generated from annual stock option grants to comparable executives within our peer group, for each of our NEOs is set forth below:

	No. of Shares		Median Annual
	Underlying Stock		Grant
Name (Title)	Option Grant		(F.W. Cook Guidelines)

Evan M. Levine	0		305,000
(Chief Executive Officer)
James A. Merritt	N/A	(1)	160,000
(Former President & Chief Medical Officer)
Joan M. Robbins	200,000		160,000
(Chief Scientific Officer)
Gregory A. Hanson	0	(2)	160,000
(Former Chief Financial Officer)
Brian M. Culley	200,000		90,000
(Chief Business Officer)

(1) We ended our employment relationship with Dr. Merritt in January 2008.

(2) We ended our employment relationship with Mr. Hanson in April 2008.

These stock options were granted under our 2005 Equity Incentive Plan and will vest as to one-fifth of the shares subject to the option on each of January 1, 2009, January 1, 2010, January 1, 2011, January 1, 2012 and January 1, 2013. This vesting schedule was recommended by our CEO and, after substantial discussion, approved by our compensation committee.

We structured the number of shares underlying and the vesting schedule of our 2008 stock option grants primarily to retain and incentivize our executives, and not primarily as a form of compensation or to recognize individual or corporate performance in 2007. In particular, we did not view these awards as typical annual option grants. For instance, the number of shares underlying Dr. Robbins’ stock option was 125% of our F.W. Cook guidelines for annual option awards and the number of shares underlying Mr. Culley’s stock option was approximately 225% of our F.W. Cook guidelines for annual option awards.

We were sensitive to the perception that our non-CEO executives may benefit from our currently low stock price. However, to rebuild value, we must retain and properly incentive the individuals capable of maximizing the potential our assets. Some of our executives have been our employees since 2003, yet only one of our non-CEO executives currently holds in-the-money stock options. Without a substantial opportunity to participate in our future success, we were concerned that we would be unable to retain key executives. In addition, we believe the 5-year, cliff-based vesting schedule of our 2008 stock option grants will provide substantial retentive value. Overall, we believe these stock option grants reflect an appropriate balance among competing interests.

Our goal in determining the size of the stock option awards to Dr. Robbins and Mr. Culley, was to emphasize unity and cohesion within our executive ranks; we did not base their stock option awards on our F.W. Cook guidelines for annual option awards. We believe that both Dr. Robbins and Mr. Culley will be equally important to our efforts to increase the value of our enterprise. We wished for our non-CEO executives to share equally in our future success and, accordingly, we granted similarly situated executives comparably sized stock option awards.

Based on the considerations discussed above under “Compensation Programs and Process” our compensation committee did not recommend or grant any long-term incentive award for our CEO in 2008.

Short-Term Incentive Awards

In January 2007, we evaluated our executives’ compensation packages and, consistent with past practice, no cash bonuses for any of our executives were recommended by our CEO. However, our compensation committee approved a one-time cash bonus of $37,500 to Dr. Merritt. Dr. Merritt’s bonus was not pursuant to any plan or program and was awarded entirely at the discretion of our compensation committee. Dr. Merritt’s bonus was awarded in recognition of his outstanding service since he was hired in September 2006, as well as contributions our CEO expected Dr. Merritt to make during 2007. As more fully described above, the amount and form of Dr. Merritt’s 2007 cash bonus award was the result of our CEO’s recommendation regarding Dr. Merritt’s 2007 base salary compensation and our compensation committee’s views on an appropriate allocation between Dr. Merritt’s base salary and cash bonus compensation.

In March 2007, following our engagement of F.W. Cook, Mr. Levine was awarded a cash bonus of $100,000 in recognition of his 2006 performance. Mr. Levine’s bonus was not pursuant to any plan or program and was awarded entirely at the discretion of our Board. This bonus amount approximated the dollar value of a 25th percentile bonus actually paid to chief executive officers within our peer group. In approving a bonus for 2006 performance, our Board considered favorably our acquisition of SD Pharmaceuticals in April 2006, which substantially expanded and diversified our product candidate portfolio, a successful capital raising transaction in November 2006 and several key additions to our management team. Despite Mr. Levine’s strong performance in 2006, our Board believed it was inappropriate to award a larger bonus without having established a bonus target or having pre-defined the corporate objectives and other benchmarks against which Mr. Levine’s 2006 performance would be measured. However, concurrently with approving the 2006 performance bonus, our Board approved a 2007 cash bonus target for our CEO of $250,000, payable based on achieving objectives established by our compensation committee, which are more fully described above under “Compensation Programs and Process — Short-Term Incentive Awards.” This target amount was in excess of the 75th percentile bonus target of chief executives officers within our peer group. However, our Board determined that an above-median bonus target for 2007 was warranted based in part on Mr. Levine’s 2006 performance, and the fact that, prior to 2007, Mr. Levine had not previously been awarded any cash bonus compensation.

In March 2008, we evaluated our executives’ 2007 compensation and performance and, consistent with past practice, no cash bonuses for any of our non-CEO executives were recommended by our CEO or approved by our compensation committee. Our compensation committee awarded Mr. Levine a discretionary cash bonus of $200,000.

Mr. Levine’s 2007 bonus was not based on achievement of the corporate objectives that our compensation committee set in June 2007. Following our announcement in October 2007 regarding the results of our phase 2b clinical trial of ANX-510, several of those objectives became irrelevant or undesirable and our compensation committee did not subsequently revise those objectives. Mr. Levine’s 2007 bonus was awarded in part in recognition of his 2007 performance, but also to compensate him in lieu of our not granting him any stock option awards (the reasons for which are more fully described above under “Compensation Programs and Process — Elements of Compensation”). Despite our October 2007 announcement regarding the results of our phase 2b clinical trial of ANX-510 and the resulting decline in our stock price, 2007 was marked with several positive achievements for our company, including positive clinical results, completing clinical trials and making several key additions to our management team. Furthermore, our compensation committee determined that Mr. Levine’s performance in 2007 was exceptional in light of prevailing conditions and that he displayed the leadership and perseverance in the face of adversity that we seek in our executives and wish to reward.

In approving our CEO’s 2007 bonus, our compensation committee was sensitive to the perception that we were rewarding our CEO when our stockholders and stock price have suffered. To rebuild value, however, our compensation committee believed it is critical that we retain and properly incentivize our CEO because of the unique qualities that he possesses, as well as to provide continuity to our operations. Based on our successes in 2007 and our CEO’s leadership following our October 2007 clinical trial results announcement, as well as our not granting our CEO any equity awards since 2003, our compensation committee determined that a cash bonus reflecting 80% of our CEO’s target award was appropriate.

Stock Option Grant Practices

We do not time the grant of stock options to benefit the recipient of the option, whether by intentionally granting options when our stock price appears low or when we know of material non-public information that is likely, when announced, to result in an increase in our stock price. To reflect our commitment to these principles, in August 2007, we adopted a policy that governs our approval and granting of equity awards, including stock options. In addition, we believe that because the stock options we grant typically vest over a four- or five-year period and have a one-year cliff, the value to our executives of any movement (up or down) in the price of our common stock shortly after a grant date is attenuated.

Under the policy we adopted in August 2007, all grants of equity awards to executives must be made at a meeting (in person or telephonic) of the compensation committee or our Board and not by written consent. This policy also provides that equity awards to executives shall be approved only at a regularly scheduled meeting of the compensation committee or the Board unless the compensation committee or our Board, as applicable, determines at a special meeting that (a) it has been made aware of all of our material, non-public information, (b) the timing of the proposal to approve and grant such awards at such special meeting is not intended to unduly benefit the recipients of such awards or unfairly penalize our stockholders or other stakeholders and (c) the existence at the time of such special meeting of any material, non-public information is coincidental. The grant date of equity awards will be the date of the meeting at which the equity award is approved by our compensation committee or our Board, except that the grant date may be conditioned on subsequent events or conditions, such as an individual’s first day of employment with us or our obtaining a waiver under the Rights Agreement. The 2007 annual stock options granted to executives were granted prior to adoption of this policy, but were granted at the first regularly scheduled meeting of the compensation committee in January 2007 at the same time base salary adjustments were determined. The exercise prices of options granted to our executives are equal to the closing price of our common stock on the grant date, as reported by the American Stock Exchange.

No Pension Benefits or Nonqualified Deferred Compensation

We do not offer any plans that provide for specified retirement payments and benefits or deferred compensation other than a tax-qualified 401(k) plan generally available to eligible employees.

Tax and Accounting Considerations

We intend to provide compensation that is structured, to the extent consistent with our compensation objectives, to maximize favorable accounting and tax benefits for us.

Effective January 1, 2006, we adopted the fair value recognition provisions of the Revised Statement of Financial Accounting Standards No. 123, “Share-Based Payment” (“FAS 123R”), including the provisions of Staff Accounting Bulletins No. 107 and No. 110, under which we are required to estimate the fair value of each equity award at its grant date and record an expense for each award over the vesting period of the award. Although we assessed the desirability of granting other forms of equity awards to our executives in lieu of stock options in light of the accounting impact of FAS 123R, we determined that the non-cash expense associated with stock options that is required by FAS 123R is not meaningful for a company at our stage of development.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the deductibility of certain compensation in excess of $1,000,000 paid in any one year to the chief executive officer and each of the next three most highly compensated executive officers other than the chief financial officer. Qualifying performance-based compensation will not be subject to this deduction limit if certain requirements are met.

In designing our compensation programs and arrangements, our compensation committee intends to periodically review and consider the potential impact of Section 162(m). In 2007, the full amount of compensation paid to each of our CEO and the other four highest paid executives was deductible. We do not currently expect total 2008 cash compensation payable to our CEO and the other four highest paid executives to exceed the $1,000,000 limit for any individual executive. Stock options granted to our executives under our 2005 Equity Incentive Plan were intended to qualify under and comply with the “performance-based compensation” exemption provided under Section 162(m). Our 2008 Omnibus Incentive Plan is designed to provide our compensation committee the ability to qualify awards under the plan as “performance-based compensation” under Section 162(m).

While we will continue to monitor our compensation programs in light of Section 162(m), our compensation committee considers it important to retain the flexibility to design compensation programs that are in the long-term best interests of us and our stockholders. As a result, our compensation committee may conclude that paying compensation at levels that are not deductible under Section 162(m) is nevertheless in our and our stockholders’ best interests.

Summary Compensation Table

The following table sets forth information concerning compensation earned for services rendered to the Company during the years ended December 31, 2007 and December 31, 2006 by its principal executive officer, the individual serving as its principal financial officer during 2007, and the three most highly compensated executive officers, other than the individuals serving as the principal executive officer and the principal financial officer, who were serving as executive officers of the Company as of December 31, 2007. Collectively, these individuals are referred to as the “Named Executive Officers,” or “NEOs.”

								Change in Pension
								Value and
								Nonqualified
							Non-Equity	Deferred
Name and Principal					Stock	Option	Incentive Plan	Compensation	All Other
Position(1)	Year		Salary	Bonus(2)	Awards(3)	Awards(3)	Compensation	Earnings	Compensation(4)		Total

Evan M. Levine	2007		$450,000	$200,000	—	—	—	—	$8,431		$658,431
Chief Executive Officer	2006		$250,000	$100,000	—	—	—	—	$10,211		$360,211
James A. Merritt	2007		$362,500	—	—	$220,527	—	—	$10,028		$593,055
President & Chief Medical	2006	(5)	$102,500	$37,500	$24,050	$66,477	—	—	$271,159	(6)	$501,686
Officer
Gregory P. Hanson	2007		$250,000	—	—	$149,498	—	—	$9,727		$409,225
Chief Financial Officer	2006	(7)	$7,692	—	—	$12,458	—	—	—		$20,150
Joan M. Robbins	2007		$265,000	—	—	$192,095	—	—	$9,767		$466,862
Chief Scientific Officer	2006		$250,000	—	—	$144,630	—	—	$6,365		$400,995
Brian M. Culley	2007		$250,000	—	—	$235,852	—	—	$9,548		$495,400
Chief Business Officer	2006		$200,000	—	—	$147,559	—	—	$8,211		$355,770

(1)	The executive officers named below held the positions listed below through December 31, 2007. In January 2008, Dr. Merritt’s employment with the Company ended and Mr. Levine resumed the role of “President” in addition to his position as Chief Executive Officer. Mr. Hanson’s employment with the Company ended in April 2008.

(2)	For information regarding the bonuses set forth in this column, see “Compensation Discussion and Analysis — Compensation Programs and Process — Short Term Incentive Awards” and “Compensation Discussion and Analysis — Analysis of 2007 and Select 2008 Compensation — Short Term Incentive Awards.”

(3)	The value of the stock and option awards has been computed in accordance with the provisions of FAS 123R, which requires that the Company recognizes as compensation expense the value (excluding the effect of assumed forfeiture rates) of all stock-based awards, including stock options, granted to employees in exchange for services over the requisite service period, which is typically the vesting period. For more information, including the assumptions made in calculating the FAS 123R value of the option awards, see Note 9 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K filed with the SEC on March 17, 2008.

(4)	Unless otherwise indicated, consists of matching contributions made pursuant to the Company’s tax-qualified 401(k) plan and premiums paid for term life insurance policies for the benefit of the Company’s executives.

(5)	Dr. Merritt’s employment with the Company commenced in September 2006. From July 2005 through September 2006, Dr. Merritt consulted for the Company, acting as chief medical advisor on various clinical matters.

(6)	Includes (a) $263,560 earned by Dr. Merritt in 2006 for services as a consultant to the Company prior to commencement of employment with the Company and (b) reimbursement of $3,528 in legal expenses incurred by Dr. Merritt in connection with negotiating the terms of his employment with the Company.

(7)	Mr. Hanson’s employment with the Company commenced in December 2006.

Grants of Plan-Based Awards in 2007

The following table sets forth information regarding grants of awards made to the Named Executive Officers during fiscal 2007:

											All Other
										All Other	Option
										Stock Awards:	Awards:
										Number of	Number	Exercise or	Grant Date
			Estimated Possible Payouts Under				Estimated Future Payouts Under			Shares of	of Securities	Base Price	Fair Value of
			Non-Equity Incentive Plan Awards				Equity Incentive Plan Awards			Stock or	Underlying	of Option	Stock and
	Grant	Approval	Threshold	Target		Maximum	Threshold	Target	Maximum	Units	Options	Awards	Option
Name	Date	Date(1)	($)	($)		($)	(#)	(#)	(#)	(#)	(#)(2)	($/Sh)(3)	Awards(4)

Evan M. Levine	N/A	—	—	$250,000	(5)	—	—	—	—	—	—	—	—
James A. Merritt	1/12/2007	—	—	—		—	—	—	—	—	33,333	$2.75	$84,612
Gregory P. Hanson	—	—	—	—		—	—	—	—	—	—	—	—
Joan M. Robbins	1/12/2007	—	—	—		—	—	—	—	—	75,000	$2.75	$190,380
Brian M. Culley	1/12/2007	—	—	—		—	—	—	—	—	150,000	$2.75	$380,760

(1)	Unless otherwise indicated, the approval date of each stock and option award is the grant date of such award.

(2)	All options granted to the NEOs in 2007 were granted under the Company’s 2005 Equity Incentive Plan. Each option vests and becomes exercisable with respect to 1/4 of the total underlying shares subject to the option on January 1, 2008 and vests and becomes exercisable with respect to 1/48 of the total underlying shares at the end of each successive calendar month after January 1, 2008.

(3)	The exercise price for all options granted to the Named Executive Officers in 2007 is equal to the closing price of the Company’s common stock on the grant date, as reported by the American Stock Exchange.

(4)	The grant date fair value of each award is determined in accordance with FAS 123R. Regardless of the value placed on an option award at its grant date, the actual value to the executive officer will depend on the excess of the market value of the Company’s common stock at such future date when the option is exercised over the exercise price of the option.

(5)	Reflects the target cash bonus approved by the compensation committee in March 2007. The compensation committee did not set a threshold or maximum amount. No amount was paid to Mr. Levine for achievement of the 2007 corporate objectives set by the compensation committee in June 2007. However, in March 2008, the compensation committee and the Board approved a $200,000 cash bonus to Mr. Levine in recognition of his performance in 2007. That discretionary bonus is reflected in the Summary Compensation Table under the column entitled “Bonus.” For additional information regarding that bonus, see “Compensation Discussion and Analysis — Compensation Programs and Process — Short-Term Incentive Awards” and “Compensation Discussion and Analysis — Analysis of 2007 and Select 2008 Compensation — Short-Term Incentive Awards.”

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

Each of Mr. Levine’s, Dr. Robbins’ and Mr. Culley’s employment with the Company is at-will and the Company currently has no obligation to pay such officer any severance or other benefits, other than as may be required by law, in connection with a termination of employment. In connection with recruiting Dr. Merritt and Mr. Hanson in 2006, the Company entered into employment agreements, which required severance payments to Dr. Merritt and Mr. Hanson in the event of an involuntary termination of their employment. Dr. Merritt’s employment relationship with the Company ended in January 2008 and Mr. Hanson’s employment relationship with the Company ended in April 2008. Information regarding Dr. Merritt’s and Mr. Hanson’s employment agreements and the material terms of their separation with the Company is located below under “Potential Payments Upon Termination or Change in Control.”

Other Compensation Arrangements

Under the terms of an offer letter, dated March 5, 2003, the Company agreed to pay Dr. Robbins a bonus, payable in stock options, equal to 5% of all government grants received by the Company. In addition, the Company agreed to pay Dr. Robbins a bonus, payable in stock options, equal to 5% of capital received by the Company that is a direct result of Dr. Robbins’ introduction. To date, the Company has not issued any stock options to Dr. Robbins as a result of these provisions.

Outstanding Equity Awards at Fiscal Year-End 2007

The following table sets forth information regarding outstanding equity awards held by the Named Executive Officers at the end of fiscal 2007:

	Option Awards								Stock Awards
												Equity Incentive
												Plan Awards:
												Market
					Equity Incentive						Equity Incentive	or Payout
					Plan Awards:					Market Value	Plan Awards:	Value of
	Number of		Number of		Number				Number of	of	Number of	Unearned
	Securities		Securities		of Securities				Shares or	Shares or	Unearned Shares,	Shares, Units
	Underlying		Underlying		Underlying				Units of	Units of	Units or Other	or Other
	Unexercised		Unexercised		Unexercised				Stock That	Stock That	Rights That	Rights That
	Options		Options		Unearned	Option Exercise	Option		Have Not	Have Not	Have Not	Have Not
	(#)		(#)		Options	Price	Expiration		Vested	Vested	Vested	Vested
Name	Exercisable		Unexercisable		(#)	($)	Date		(#)	($)	(#)	($)

Evan M. Levine	250,000		—		—	$0.50	12/30/2008		—	—	—	—
James A. Merritt	93,749	(1)	206,251	(1)	—	$2.86	9/26/2016	(1)	—	—	—	—
	—	(2)	33,333	(2)	—	$2.75	1/11/2017	(2)	—	—	—	—
Gregory P. Hanson	62,500	(3)	187,500	(3)	—	$2.57	12/19/2016	(3)	—	—	—	—
Joan M. Robbins	300,000		—		—	$0.50	12/30/2008		—	—	—	—
	72,916	(4)	27,084	(4)	—	$2.30	7/13/2015		—	—	—	—
	47,916	(5)	52,084	(5)	—	$4.75	1/30/2016		—	—	—	—
	—		75,000	(6)	—	$2.75	1/11/2017		—	—	—	—
Brian M. Culley	100,000		—		—	$2.30	7/13/2015		—	—	—	—
	38,333	(5)	41,667	(5)	—	$4.75	1/30/2016		—	—	—	—
	—		150,000	(6)	—	$2.75	1/11/2017		—	—	—	—

(1)	Dr. Merritt’s employment with the Company ended in January 2008 and, as a result, this option stopped vesting. Pursuant to a letter agreement regarding terms of separation, as of January 29, 2008, this option was vested and exercisable as to 131,249 shares and is exercisable through December 31, 2008.

(2)	Dr. Merritt’s employment with the Company ended in January 2008 and, as a result, this option stopped vesting. As of January 29, 2008, this option was vested and exercisable as to 8,334 shares and is exercisable through April 28, 2008.

(3)	Mr. Hanson’s employment with the Company ended in April 2008 and, as a result, this option stopped vesting. Pursuant to a letter agreement regarding terms of separation, as of April 2, 2008, this option was vested and exercisable as to 109,375 shares and is exercisable through September 29, 2008.

(4)	Subject to accelerated vesting in the event of a change in control as described below under “Potential Payments Upon Termination or Change In Control,” this option vested and became exercisable with respect to 1/4 of the total underlying shares on January 1, 2006 and vests and becomes exercisable with respect to 1/48 of the total underlying shares at the end of each successive calendar month after January 1, 2006.

(5)	Subject to accelerated vesting in the event of a change in control, as described below under “Potential Payments Upon Termination or Change In Control,” this option vested and became exercisable with respect to 1/4 of the total underlying shares on January 1, 2007 and vests and becomes exercisable with respect to 1/48 of the total underlying shares at the end of each successive calendar month after January 1, 2007.

(6)	Subject to accelerated vesting in the event of a change in control or an involuntary termination within 24 months of a change in control, as described below under “Potential Payments Upon Termination or Change In Control,”

this option vests and becomes exercisable with respect to 1/4 of the total underlying shares subject to the option on January 1, 2008 and vests and becomes exercisable with respect to 1/48 of the total underlying shares at the end of each successive calendar month after January 1, 2008.

Option Exercises and Stock Vested in 2007

None of the Named Executive Officers exercised option awards during 2007 or held stock awards that vested during 2007.

Potential Payments Upon Termination or Change In Control

Acceleration of Vesting of Outstanding Stock Options

Stock options granted under the Company’s 2005 Equity Incentive Plan typically are evidenced by the Company’s standard stock option agreement. The Company may elect to incorporate into its standard stock option agreement one or more alternatives regarding the effect of a change in control on the underlying option, including its vesting and exercisability.

The Company generally provides in stock option agreements (actually entered into with recipients of stock option awards) that the option will accelerate in full in the event of an “acquisition” constituting a “change of control” (as such terms are defined in the Company’s standard form of stock option agreement) if the recipient remains employed by the Company as of the closing date of such acquisition and the option is not assumed or replaced by the successor or acquiring entity or the entity in control of such successor or acquiring entity. Otherwise, the option will not accelerate in the event of such an acquisition. All of the stock option agreements governing the outstanding, unvested options held by the Named Executive Officers contain this acceleration provision.

In addition, the Company has incorporated into certain stock option agreements for options granted in and after August 2006 a provision providing that, if following a change of control in which an option is assumed as described above, in the event of the recipient’s “involuntary termination” within a period of time, not to exceed 24 months, after the closing date of such change of control, the vesting of the assumed option will be accelerated such that the option will vest as of the effective date of such involuntary termination with respect to all shares that would have vested during such period. For purposes of the stock option agreements, an “involuntary termination” is a termination of employment that occurs by reason of dismissal for any reason other than “misconduct” or of voluntary resignation following: (i) a change in position that materially reduces the level of the employee’s responsibility, (ii) a material reduction in the employee’s base salary, or (iii) relocation by more than 50 miles; provided that (ii) and (iii) will apply only if the employee has not consented to the change or relocation.

“Misconduct” means the commission of any act of fraud, embezzlement or dishonesty by the employee, any unauthorized use or disclosure by the employee of confidential information or trade secrets of the Company (or any parent or subsidiary), or any other intentional misconduct by the employee adversely affecting the business affairs of the Company (or any parent or subsidiary) in a material manner. All of the stock option agreements governing the options granted to the Named Executive Officers in January 2007 contain this double trigger acceleration provision. The Company anticipates continuing to include this or a similar double trigger acceleration provision in most stock option awards made in the future.

As of December 31, 2007, none of the Named Executive Officers had any in-the-money unvested stock options. The value at December 31, 2007 of the acceleration provisions described above is based on the “spread” between the exercise price of option shares that would accelerate under the acceleration scenarios described above and the market value of these shares as of December 31, 2007. The market value of these shares is based on the closing market price of the Company’s common stock on December 31, 2007, which was $0.45 per share. None of the outstanding, unvested options held by the Named Executive Officers has an exercise price of less than $0.45 per share. Accordingly, none of the Named Executive Officers would have realized any value as a result of the acceleration provisions described above had any of the acceleration scenarios occurred on December 31, 2007.

Cash Payments

Except as described below or as may be required by law, none of the Named Executive Officers are entitled to cash payments in connection with their termination, whether in connection with a change in control of the Company or otherwise.

As of December 31, 2007, the Company had the following accrued vacation benefits liability for the Named Executive Officers: Mr. Levine: $113,111; Dr. Merritt: $38,832; Mr. Hanson: $12,202; Dr. Robbins: $44,887; and Mr. Culley: $44,231. In connection with the end of Dr. Merritt’s employment with the Company, he was paid a cash amount equal to the accrued value of his vacation benefits as of January 29, 2008, and, in connection with the end of Mr. Hanson’s employment with the Company, he was paid a cash amount equal to the accrued value of his vacation benefits as of April 4, 2008.

Employment and Separation Agreements

It is the Company’s policy that, at the beginning of their employment, all employees sign the Company’s standard confidential information, non-solicitation and invention assignment agreement for employees. Under the current version of this agreement, employees agree that, during the period of the employee’s service to the Company and for one year thereafter, the employee will not (a) solicit any employee or consultant of the Company to leave the employ of or terminate any relationship with the Company or (b) solicit the business of any client or customer of the Company using its confidential information.

As discussed above, the Company has not entered into employment arrangements containing severance or change in control payment or benefit obligations with any of the Named Executive Officers except Dr. Merritt and Mr. Hanson.

Employment and Separation Arrangements with Former President and Chief Medical Officer

In connection with the commencement of Dr. Merritt’s employment in September 2006, the Company entered into an offer letter agreement with Dr. Merritt which provided that in the event of Dr. Merritt’s “involuntary termination,” subject to Dr. Merritt’s execution of a mutual release, Dr. Merritt would receive an amount equal to his base salary for the six-month period immediately prior to the effective date of such involuntary termination, payable in 6 substantially equal installments over the six-month period following such effective date, and the Company would pay all costs the Company would otherwise have incurred to maintain Dr. Merritt’s health, welfare and retirement benefits if Dr. Merritt had continued to render services to the Company for six months after such effective date. In addition, the Company granted to Dr. Merritt a stock option to purchase up to 300,000 shares of the Company’s common stock, which option would vest and become exercisable monthly over 48 months. However, the stock option agreement for this option award provided that in the event of Dr. Merritt’s involuntary termination, and subject to Dr. Merritt’s execution of a mutual release, that number of shares underlying the option would vest and become exercisable, effective immediately prior to the effective date of such involuntary termination, as would have vested and become exercisable had Dr. Merritt remained in “continuous service” (i.e., the absence of any interruption or termination of services as an employee, director or consultant of the Company, or any subsidiary) for six months following such effective date, and Dr. Merritt will have 180 days following the effective date of such involuntary termination to exercise this stock option. The stock option agreement also provided that in the event of an acquisition, 50% of any unvested shares underlying this stock option would vest and become exercisable as of the closing date of such acquisition and the remaining unvested shares underlying this stock option will vest ratably by month over the 12-month period beginning on the closing of such acquisition, subject to Dr. Merritt’s continuous service. In addition, in the event of Dr. Merritt’s involuntary termination within 24 months of an acquisition constituting a change in control, that number of unvested shares underlying the stock option would vest and become exercisable, as of the effective date of such involuntary termination, that would have vested and become exercisable had Dr. Merritt remained in continuous service for 24 months following such effective date.

With respect to Dr. Merritt, an “involuntary termination” would be one that occurred by reason of dismissal for any reason other than “misconduct” or of voluntary resignation following: (i) a change in position that materially reduces the level of Dr. Merritt’s responsibility, (ii) a material reduction in Dr. Merritt’s base salary, or (iii) relocation by more than 50 miles; provided that (ii) and (iii) will apply only if Dr. Merritt has not consented to the change or relocation. “Misconduct” means the commission of any act of fraud, embezzlement or dishonesty by Dr. Merritt, any unauthorized use or disclosure by Dr. Merritt of confidential information or trade secrets of the Company (or any parent or subsidiary), or any other intentional misconduct by Dr. Merritt adversely affecting the business affairs of the Company (or any parent or subsidiary) in a material manner.

In January 2008, Dr. Merritt’s employment relationship with the Company ended. In February 2008, the Company entered into a letter agreement regarding terms of separation with Dr. Merritt. The terms of Dr. Merritt’s employment separation, as provided in the letter agreement, are substantially identical to those set forth in his offer letter, dated September 7, 2006, and in the stock option agreement relating to the stock option granted to him in September 2006 in connection with the commencement of his employment, both of which are described above and have been previously filed with the SEC, except that the Company agreed to extend the exercise period of that option from June 29, 2008 to December 31, 2008.

As set forth in the letter agreement regarding terms of separation, in exchange for a mutual release, beginning in February 2008, the Company will pay Dr. Merritt an aggregate of $181,250, which is equal to six months of Dr. Merritt’s base salary in effect at the time of termination, less applicable state and federal payroll deductions, in substantially equal installments in accordance with the Company’s standard payroll practices over the Company’s next 13 pay periods. In addition, the Company will pay Dr. Merritt $16,038, less applicable state and federal payroll deductions, which the Company and Dr. Merritt agreed satisfies in full the Company’s obligation to pay all costs that the Company would otherwise have incurred to maintain Dr. Merritt’s health, welfare and retirement benefits if Dr. Merritt had continued for six continuous months after Dr. Merritt’s termination date. The Company will pay the $16,038 amount in substantially equal installments commencing on and continuing in accordance with the same schedule described above with respect to payment of Dr. Merritt’s base salary. Furthermore, the Company accelerated the vesting and extended the time to exercise vested shares under the stock option granted to Dr. Merritt in September 2006 in connection with the commencement of his employment. Under this option, Dr. Merritt was granted the right to purchase up to 300,000 shares of the Company’s common stock at a price of $2.86 per share, which right was subject to a vesting schedule. As of Dr. Merritt’s termination date, this option was vested as to 100,000 shares and unvested as to 200,000 shares. Pursuant to the letter agreement regarding terms of separation, the Company accelerated vesting as to 31,249 of the unvested shares, which resulted in this option being vested as to a total of 131,249 shares, and extended the time for Dr. Merritt to exercise the vested shares under this option to Noon (Pacific time) on December 31, 2008.

Under the letter agreement regarding terms of separation, Dr. Merritt represented that he had returned to the Company all of its property and data that had been in his possession or control and acknowledged that he is bound by an agreement with the Company regarding the use and confidentiality of the Company’s confidential information.

Employment and Separation Arrangements with Former Chief Financial Officer

In connection with the commencement of Mr. Hanson’s employment in December 2006, the Company entered into an offer letter agreement with Mr. Hanson which provided that in the event of Mr. Hanson’s “involuntary termination,” subject to Dr. Mr. Hanson’s execution of a mutual release (which includes a nondisparagement provision and a covenant not to sue the Company), Mr. Hanson would receive an amount equal to his base salary for the six-month period immediately prior to the effective date of such involuntary termination, payable in six substantially equal installments over the six-month period following such effective date, and the Company would pay in cash all costs the Company would otherwise have incurred to maintain Mr. Hanson’s health, welfare and retirement benefits if Mr. Hanson had continued to render services to the Company for six months after such effective date. In addition, the Company granted to Mr. Hanson a stock option to purchase up to 250,000 shares of the Company’s common stock, which option would vest and become exercisable monthly over 48 months from the vesting start date except that no shares would vest or become exercisable for the first 12 months and, on the 12-month anniversary of the vesting start date, which is December 20, 2007, 25% of the shares vest and become exercisable. Pursuant to the terms of Mr. Hanson’s December 2006 stock option, in the event of Mr. Hanson’s “involuntary termination,” and subject to Mr. Hanson’s execution of a general release of claims (which includes a nondisparagement provision and a covenant not to sue the Company), that number of shares underlying the stock option would vest and become exercisable, effective immediately prior to the effective date of such involuntary termination, as would have vested and become exercisable had Mr. Hanson remained in “continuous service” (i.e., the absence of any interruption or termination of services as an employee, director or consultant of the Company, or any subsidiary) for six months following such effective date, and Mr. Hanson would have 180 days following the effective date of such involuntary termination to exercise this stock option. An “involuntary termination” with respect to Mr. Hanson has the same definition as with respect to Dr. Merritt, as described above.

In April 2008, Mr. Hanson’s employment relationship with the Company ended. In April 2008, the Company entered into a letter agreement regarding terms of separation with Mr. Hanson. The terms of Mr. Hanson employment separation, as provided in the letter agreement, are substantially identical to those set forth in his offer letter, dated December 13, 2006, and in the stock option agreement relating to the stock option granted to him in December 2006 in connection with the commencement of his employment, both of which are described above and have been previously filed with the SEC.

As set forth in the letter agreement regarding terms of separation, in exchange for a mutual release, beginning in April 2008, the Company will pay Mr. Hanson an aggregate of $125,000, which is equal to six months of Mr. Hanson base salary in effect at the time of termination, less applicable payroll deductions and required withholdings, in substantially equal installments in accordance with the Company’s standard payroll practices over the Company’s next 13 pay periods. In addition, the Company will pay Mr. Hanson $20,997, less applicable payroll deductions and required withholdings, which the Company and Mr. Hanson agreed satisfies in full the Company’s obligation to pay all costs that the Company would otherwise have incurred to maintain Mr. Hanson’s health, welfare and retirement benefits if Mr. Hanson had continued for six continuous months after Mr. Hanson’s termination date. The Company will pay the $20,997 amount in substantially equal installments commencing on and continuing in accordance with the same schedule described above with respect to payment of Mr. Hanson’s base salary. Furthermore, the Company accelerated the vesting and extended the time to exercise vested shares under the stock option granted to Mr. Hanson in December 2006 in connection with the commencement of his employment. Under this option, Mr. Hanson was granted the right to purchase up to 250,000 shares of the Company’s common stock at a price of $2.57 per share, which right was subject to a vesting schedule. As of Mr. Hanson’s termination date, this option was vested as to 78,125 shares and unvested as to 171,875 shares. Pursuant to the letter agreement regarding terms of separation, the Company accelerated vesting as to 31,250 of the unvested shares, which resulted in this option being vested as to a total of 109,375 shares, and extended the time for Mr. Hanson to exercise the vested shares under this option through September 29, 2008.

Under the letter agreement regarding terms of separation, Mr. Hanson represented that he had returned to the Company all of its property and data that had been in his possession or control and acknowledged that he will continue to be bound an agreement with the Company regarding the use and confidentiality of the Company’s confidential information and, in particular, that he will hold all of the Company’s confidential information in confidence and not directly or indirectly use any aspect of such confidential information. Mr. Hanson also agreed not to make any voluntary statements, written or oral, or cause or encourage others to make any such statements that defame or disparage the Company and, among others, its officers and directors.

In addition, in April 2008 the Company and Mr. Hanson entered into a consulting agreement and related confidential information and invention assignment agreement. Under the consulting agreement, Mr. Hanson agreed to provide consulting services on an as-needed basis and the Company agreed to pay Mr. Hanson (a) for the first ten hours in a particular calendar month, $250 per hour and (b) for any time beyond ten hours in a particular calendar month, $150 per hour. Either party may terminate the consulting agreement upon written notice, except that Mr. Hanson may not terminate the consulting agreement, other than for the Company’s failure to pay Mr. Hanson as set forth in the consulting agreement, prior to December 31, 2008. The Company does not expect to pay Mr. Hanson more than $120,000 under the consulting agreement.

Quantification of Severance and Change in Control Benefits as of December 31, 2007

The following table sets forth the severance payments and benefits to which Dr. Merritt and Mr. Hanson would have been entitled if one of the triggering events described above had occurred as of December 31, 2007, the last day of the Company’s last fiscal year. As more fully described above, Dr. Merritt’s employment with the Company ended in January 2008 and Mr. Hanson’s employment with the Company ended in April 2008, and the actual payments and benefits to Dr. Merritt and Mr. Hanson triggered by the end of their employment with the Company are described above.

					Involuntary Termination
		Involuntary Termination			Immediately
		Unrelated to a Change in Control		Change in Control	Following a Change in Control
			Value of	Value of		Value of
			Accelerated Stock	Accelerated Stock		Accelerated Stock
Name	Benefit	Payment	Options(1)	Options(1)(2)	Payment	Options(1)(3)

James A. Merritt	Base Salary	$181,250	$—	$—	$181,250	$—
	Vesting Acceleration	—	—	—	—	—
	Other Benefits(4)	14,002	—	—	14,002	—
	COBRA Premiums(5)	2,036	—	—	2,036	—

Total		$197,288	$0	$0	$197,288	$0

Gregory P. Hanson	Base Salary	$125,000	—	—	$125,000	—
	Vesting Acceleration	—	—	—	—	—
	Other Benefits(6)	7,500	—	—	7,500	—
	COBRA Premiums(5)	13,497	—	—	13,497	—

Total		$145,997	$0	$0	$145,997	$0

(1)	Value is based on the “spread” between the exercise price of option shares that would have accelerated under the specified triggering event and the market value of the option shares as of December 31, 2007. The market value of these shares is based on the closing price of the Company’s common stock on December 31, 2007, as reported by the American Stock Exchange, which was $0.45 per share. As noted above, none of the Named Executive Officers had an in-the-money unvested option as of December 31, 2007.

(2)	Assumes the executive remains employed by the Company on the closing date of a change in control.

(3)	Assumes the executive remains employed by the Company on the closing date of a change in control and immediately thereafter is subject to an involuntary termination.

(4)	Consists of (a) amounts paid to Dr. Merritt, directly or through health savings or flexible savings accounts, as a result of Dr. Merritt’s selection of medical coverage and (b) matching contributions to the Company’s 401(k) plan at a level consistent with Dr. Merritt’s most recent contribution.

(5)	Includes a 2% administration fee charged to the Company by the Company’s third party service provider and an aggregate of $60 in set-up fees.

(6)	Consists of matching contributions to the Company’s 401(k) plan at a level consistent with Mr. Hanson’s most recent contribution.

Compensation of Directors

Directors who are employees of the Company do not receive any additional compensation for their services as directors. The Company’s non-employee directors are compensated as described below.

Retainer and Meeting Fees

During 2007, the Company paid its non-employee directors quarterly cash retainers and Board and committee meeting fees. The amounts of the quarterly retainers vary depending on the non-employee director’s role on the Board and its committees, as set forth in the table below:

Quarterly Retainers	Chairperson	Member

Board of Directors	$6,250	$2,500
Audit Committee	$5,000	$2,500
Compensation Committee	$2,500	$1,250
Nominating and Governance Committee	$2,500	$1,250
Research and Development Committee	$2,500	$1,250

In addition to the quarterly retainers, the Company pays the following per meeting fees with respect to each meeting of the Board or any committee of the Board with a duration of more than 15 minutes, other than (i) the first four meetings of the Board held during each calendar year, (ii) the first four meetings of the audit committee held during each calendar year, (iii) the first two meetings of the compensation committee held during each calendar year and (iv) the first meeting of the nominating and governance committee held during each calendar year:

•	$1,000 to each director for each such meeting attended in person; and

•	$500 to each director for each such meeting attended via telephone conference call.

In addition to the quarterly retainer and meeting fees, the Company reimburses its non-employee directors for travel and other reasonable out-of-pocket expenses related to attendance at Board and committee meetings.

Equity Compensation

Pursuant to the terms of the Company’s 2005 Equity Incentive Plan, each non-employee director is automatically granted a nonstatutory option to purchase 50,000 shares of the Company’s common stock at the first meeting of the Board following each annual meeting of stockholders, provided that such non-employee director shall have served on the Board for at least the preceding six months. The exercise price per share of each automatically granted option is equal to 105% of the per-share fair market value of the Company’s common stock on the grant date. Each such option becomes exercisable as to 1/12th of the shares underlying the option at the end of each calendar month after its date of grant, provided that the director remains in continuous service. The options expire no later than ten years after the date of grant. If the Company’s stockholders approve the proposed 2008 Omnibus Incentive Plan, no additional awards (including the automatic options to the Company’s non-employee directors described above) will be made under the Company’s 2005 Equity Incentive Plan; however, the 2005 Equity Incentive Plan will continue to govern any outstanding awards (including the automatic options to the Company’s non-employee directors described above) previously granted under the 2005 Equity Incentive Plan. Future awards under the Company’s 2008 Omnibus Incentive Plan, including to the Company’s directors, will be at the discretion of the Board or the compensation committee of the Board.

Director Compensation in 2007

The following table shows compensation information for the individuals who served as non-employee directors of the Company during the year ended December 31, 2007:

							Change in
							Pension
							Value and
							Nonqualified
	Fees Earned or					Non-Equity	Deferred
	Paid in		Stock	Option		Incentive Plan	Compensation	All Other
Name	Cash		Awards	Awards(1)		Compensation	Earnings	Compensation	Total

Mark N.K. Bagnall(2)	$46,500		—	$138,476	(3)	—	—	—	$184,976
Alexander J. Denner	$18,500	(4)	—	$75,196	(5)	—	—	—	$93,696
Michael M. Goldberg	$40,000		—	$138,476	(6)	—	—	—	$178,476
M. Ross Johnson(7)	$10,884		—	$50,613	(8)	—	—	—	$61,497
Jack Lief	$47,066		—	$161,896	(9)	—	—	—	$208,962
Mark J. Pykett	$41,500		—	$138,476	(10)	—	—	—	$179,976

(1)	Values for option awards have been computed in accordance with FAS 123R, which requires that the Company recognizes as compensation expense the value (excluding the effect of assumed forfeiture rates) of the options granted to the directors over the requisite service period, which is typically the vesting period. For the assumptions made in calculating the FAS 123R value of the option awards, see Note 9 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K filed with the SEC on March 17, 2008. The amounts in this column include the ratable compensation expense recognized in 2007 for options granted in 2006.

(2)	In April 2008, Mr. Bagnall became the Company’s Chief Financial Officer, Treasurer and Executive Vice President. For additional information regarding Mr. Bagnall’s employment with the Company, see “Certain Relationships and Related Transactions,” above.

(3)	The aggregate number of shares underlying Mr. Bagnall’s outstanding options at December 31, 2007 was 200,000 shares. The grant date fair value of the stock option granted in 2007, computed in accordance with FAS 123R, was $112,795.

(4)	Since October 2006, when Dr. Denner joined the Board, through February 2008, based on its past practice regarding cash compensation with respect to Mr. Meister, the Purchaser Designee under the Rights Agreement prior to Dr. Denner, the Company did not pay Dr. Denner any fees associated with his participation on the Board or its committees. For information regarding the Rights Agreement, see “Director Nominations — Board Nominees for the 2008 Annual Meeting,” above. In March 2008, after discussions with Dr. Denner, the Company paid Dr. Denner $18,500 and $2,772, which represented fees earned by Dr. Denner in 2007 and 2006, respectively, for participation on the Board and its compensation committee.

(5)	The aggregate number of shares underlying Dr. Denner’s outstanding options at December 31, 2007 was 50,000 shares. The grant date fair value of the stock option granted in 2007, computed in accordance with FAS 123R, was $112,795.

(6)	The aggregate number of shares underlying Dr. Goldberg’s outstanding options at December 31, 2007 was 200,000 shares. The grant date fair value of the stock option granted in 2007, computed in accordance with FAS 123R, was $112,795.

(7)	Dr. Johnson retired from the Board in May 2007.

(8)	Dr. Johnson was not granted an option in 2007 and did not have any outstanding options at December 31, 2007.

(9)	The aggregate number of shares underlying Mr. Lief’s outstanding options at December 31, 2007 was 100,000 shares. The grant date fair value of the stock option granted in 2007, computed in accordance with FAS 123R, was $112,795.

(10)	The aggregate number of shares underlying Dr. Pykett’s outstanding options at December 31, 2007 was 200,000 shares. The grant date fair value of the stock option granted in 2007, computed in accordance with FAS 123R, was $112,795.

COMPENSATION COMMITTEE REPORT

The purposes of the compensation committee are to assist the Board in the discharge of its responsibilities with respect to compensation for the Company’s executive officers and independent directors, report annually to the Company’s stockholders on executive compensation matters, administer the Company’s equity-based compensation plans, and take or cause to be taken such other actions and address such other matters as the Board may from time to time authorize the compensation committee to undertake or assume.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on these reviews and discussions, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K or the annual meeting proxy statement on Schedule 14A.

COMPENSATION COMMITTEE

Michael M. Goldberg
Mark N.K. Bagnall*
Alexander J. Denner
Jack Lief
Mark J. Pykett

* In connection with his employment by the Company, Mr. Bagnall resigned from the Compensation Committee as of April 3, 2008.

AUDIT COMMITTEE REPORT

Under the guidance of a written charter adopted by the Board, the purpose of the audit committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements and the effectiveness of the Company’s internal control over financial reporting. The responsibilities of the audit committee include appointing and providing for the compensation of the independent registered public accounting firm. Each of the members of the audit committee meets the independence and qualification requirements of the American Stock Exchange.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The independent registered public accounting firm also is responsible for auditing the Company’s internal control over financial reporting and management’s assessment thereof.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, the audit committee:

•	reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2007 with the Company’s management;

•	discussed with J.H. Cohn, LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•	reviewed the written disclosures and the letter from J.H. Cohn, LLP required by the Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with J.H. Cohn, LLP their independence; and

•	based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Jack Lief
Mark N.K. Bagnall*
Michael M. Goldberg
Mark J. Pykett

* In connection with his employment by the Company, Mr. Bagnall resigned from the Audit Committee as of April 3, 2008. Prior to his employment by the Company, Mr. Bagnall met the independence and qualification requirements of the American Stock Exchange as stated in the Audit Committee Report.

The preceding “Compensation Committee Report” and “Audit Committee Report” shall not be deemed soliciting material or filed with the Securities and Exchange Commission, nor shall any information in these reports be incorporated by reference into any of past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

Policy Regarding Pre-Approval of Audit and Non-Audit Services by the Company’s Independent Registered Public Accounting Firm

The Company has established a policy that all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm will be pre-approved by the audit committee. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors.

Principal Accountant Fees and Services

The audit committee has appointed J.H. Cohn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. The Company is asking the stockholders to ratify this appointment.

The following table shows the fees paid or accrued by the Company for the audit and other services provided by J.H. Cohn LLP for fiscal 2006 and 2007.

	2006	2007

Audit Fees(1)	$328,393	$256,392
Audit-Related Fees(2)	36,300	10,000
Tax Fees	—	—
All Other Fees(3)	—	1,042

Total	$364,693	$267,434

(1)	“Audit Fees” represent fees for professional services provided in connection with the audit of the Company’s financial statements (including the audit of internal controls over financial reporting under Section 404 of the Sarbanes Oxley Act) and review of the Company’s quarterly financial statements and services normally provided in connection with statutory and regulatory filings and engagements.

(2)	“Audit-Related Fees” consist primarily of assurance and related services related to the performance of the annual audit or review of the Company’s financial statements.

(3)	“All Other Fees” represents fees to access an accounting research software tool.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will vote on the election of seven directors to serve for one-year terms until the next annual meeting of stockholders in and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. The Board has unanimously nominated Mark N.K. Bagnall, Alexander J. Denner, Michael M. Goldberg, Evan M. Levine, Jack Lief, Mark J. Pykett and Eric K. Rowinsky for election to the Board as directors. The nominees have indicated that they are willing and able to serve as directors. If any of the nominees becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board. The proxies being solicited will be voted for no more than seven nominees at the Annual Meeting. The directors will be elected by the affirmative vote of a majority of the votes cast with respect to each director nominee, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Stockholders do not have cumulative voting rights in the election of directors.

The Board recommends a vote “FOR” the election of Mark N.K. Bagnall, Alexander J. Denner, Michael M. Goldberg, Evan M. Levine, Jack Lief, Mark J. Pykett and Eric K. Rowinsky as directors.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of Mark N.K. Bagnall, Alexander J. Denner, Michael M. Goldberg, Evan M. Levine, Jack Lief, Mark J. Pykett and Eric K. Rowinsky.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, the stockholders will be asked to ratify the appointment of J.H. Cohn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. If the stockholders do not ratify the appointment of J.H. Cohn LLP, the audit committee will reconsider this appointment. Even if the appointment is ratified, the audit committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company and its stockholders.

The Company expects representatives of J.H. Cohn LLP to be present at the Annual Meeting and they will have the opportunity to make statements if they desire to do so. The Company also expects such representatives to be available to respond to appropriate questions.

The Board recommends a vote “FOR” the ratification of the appointment of J.H. Cohn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

PROPOSAL 3 — APPROVAL OF THE COMPANY’S 2008 OMNIBUS INCENTIVE PLAN

On March 31, 2008, the Board adopted the Company’s 2008 Omnibus Incentive Plan (the “Plan”), subject to the approval of the stockholders at the Annual Meeting. The following summary of the principal features of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached to this Proxy Statement as Appendix A.

Summary of the Plan

Purpose of the Plan.  The purpose of the Plan is to assist the Company and its subsidiaries in attracting and retaining selected individuals who, serving as the Company’s employees, directors, consultants and/or advisors, are expected to contribute to the Company’s success and to achieve long-term objectives which will benefit the Company’s stockholders through the additional incentives inherent in the awards under the Plan.

Shares Available.  The maximum number of shares of the Company’s common stock (“Common Stock”) that may be issued under the Plan (subject to the adjustment provisions described below under “Adjustments upon Changes in Capitalization”) is 15,400,000 shares, less one (1) share of Common Stock for every one (1) share of Common Stock that was subject to a stock option or stock appreciation right (“SAR”) granted after December 31, 2007 under our 2005 Equity Incentive Plan (the “Prior Plan”) and 1.2 shares of Common Stock for every one (1) share of Common Stock that was subject to an award other than an option or SAR granted after December 31, 2007 under the Prior Plan. Any shares of Common Stock that are subject to options or SARs granted under the Plan shall be counted against this limit as one (1) share of Common Stock for every one (1) share of Common Stock granted. Any shares of Common Stock that are subject to awards other than options or SARs granted under the Plan shall be counted against this limit as 1.2 shares of Common Stock for every one (1) share of Common Stock granted. After the date of the approval of the Plan by stockholders, no awards will be granted under the Prior Plan.

If any shares of Common Stock subject to an award under the Plan or, after December 31, 2007, any shares of Common Stock subject to an award under the Prior Plan, are forfeited, expire or are settled for cash pursuant to the terms of an award, the shares subject to the award may be used again for awards under the Plan to the extent of the forfeiture, expiration or settlement. The shares of Common Stock will be added back as one (1) share for every share of Common Stock if the shares were subject to options or SARs granted under the Plan or under the Prior Plan and (ii) as 1.2 shares for every share of Common Stock if the shares were subject to awards other than options or SARs granted under the Plan or under the Prior Plan. The following shares of Common Stock will not be added to the shares authorized for grant as described above: (i) shares tendered by the participant or withheld by us in payment of the purchase price of an option, (ii) shares tendered by the participant or withheld by us to satisfy tax withholding with respect to an award, and (iii) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise. Shares of Common Stock under awards made in substitution or exchange for awards granted by a company acquired by us or a subsidiary, or with which we or any subsidiary combine(s), do not reduce the maximum number of shares that may be issued under the Plan. In addition, if a company acquired by us or a subsidiary, or with which we or any subsidiary combine(s), has shares remaining available under a plan approved by its stockholders, the available shares (adjusted to reflect the exchange or valuation ratio in the acquisition or combination) may be used for awards under the Plan and will not reduce the maximum number of shares of Common Stock that may be issued under the Plan; provided, however that awards using such available shares shall not be made after the date awards or grants could have been made under the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not our employees or directors prior to the acquisition or combination.

The maximum number of shares of Common Stock that may be issued under the Plan pursuant to the exercise of incentive stock options is 15,400,000 shares.

Eligibility.  Options, SARs, restricted stock awards, restricted stock unit awards and performance awards may be granted under the Plan. Options may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonstatutory stock options. Awards may be granted under the Plan to any employee, non-employee member of the Board, consultant or advisor who is a natural person and provides services to us or a subsidiary, except for incentive stock options, which may be granted only to our employees.

Awards to be Granted to Certain Individuals and Groups.  As of April 4, 2008, 31 employees and five non-employee directors were eligible to participate in the Plan. The compensation committee of the Board (the “Committee”), in its discretion, selects the persons to whom awards may be granted, determines the type of awards, determines the times at which awards will be made, determines the number of shares subject to each such award (or the dollar value of certain performance awards), and determines the other terms and conditions relating to the awards, subject to the reservation of authority by the Board to administer the Plan and act as the Committee thereunder. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular person or group of persons in the future.

Limits on Awards to Participants.  The Plan provides that no participant may, in any 12-month period (i) be awarded options or SARs to purchase more than 3,000,000 shares of Common Stock or (ii) earn restricted stock awards, restricted stock unit awards, performance awards or other share based awards that are intended to be “performance-based compensation” under Section 162(m) of the Code with respect to more than 2,000,000 shares, except that, in connection with a participant’s initial commencement of services, these limits are increased to 6,000,000 shares and 4,000,000 shares, respectively, in the year in which such services commence. Shares subject to a cancelled award continue to count against the applicable limit. The maximum dollar value that may be earned by any participant in any 12-month period with respect to cash awards that are intended to be “performance-based compensation” under Section 162(m) of the Code is $2,000,000. The dollar value of a cancelled cash award will continue to count against the $2,000,000 limit.

Administration.  Subject to the reservation of authority by the Board to administer the Plan and act as the Committee thereunder, the Plan will be administered by the Committee (or a subcommittee) which shall consist of at least two members of the Board of Directors, each of whom must qualify as a “non-employee director” under Rule 16b-3 under the Exchange Act, an “outside director” under Section 162(m) of the Code (to the extent the Board has members meeting such qualifications) and an “independent director” under the rules of the principal securities exchange on which the Common Stock is traded. The Committee has the authority to determine the terms and conditions of awards, and to interpret and administer the Plan. The Committee may (i) delegate to a committee of one or more directors the right to make awards and to cancel or suspend awards and otherwise take action on its behalf under the Plan, and (ii) to the extent permitted by law, delegate to an executive officer or a committee of executive officers the right to make awards to employees who are not directors or executive officers and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend awards under the Plan to key employees who are not directors or executive officers of the Company.

Stock Options.  The Committee may grant either nonstatutory stock options or incentive stock options. A stock option entitles the recipient to purchase a specified number of shares of Common Stock at a fixed price subject to terms and conditions set by the Committee. The purchase price of shares of Common Stock covered by a stock option cannot be less than 100% of the fair market value of the Common Stock on the date the option is granted. Fair market value of the Common Stock is generally equal to the closing price for the Common Stock on the principal securities exchange on which the Common Stock is traded on the date the option is granted (or if there was no closing price on that date, on the last preceding date on which a closing price is reported). As of April 4, 2008, the closing price of one share of Common Stock as reported on the American Stock Exchange was $0.52.

The Plan permits payment of the purchase price of stock options to be made by cash or cash equivalents, shares of Common Stock previously acquired by the participant, any other form of consideration approved by the Committee and permitted by applicable law (including withholding of shares of Common Stock that would otherwise be issued on exercise), or any combination thereof. Options granted under the Plan expire no later than 10 years from the date of grant, except in the event of the participant’s death or disability.

Stock Appreciation Rights.  The Committee is authorized to grant SARs in conjunction with a stock option or other award granted under the Plan, and to grant SARs separately. The grant price of a SAR may not be less than 100% of the fair market value of a share of Common Stock on the date the SAR is granted. The term of a SAR may be no more than 10 years from the date of grant, except in the event of death or disability.

Upon exercise of a SAR, the participant will have the right to receive the excess of the fair market value of the shares covered by the SAR on the date of exercise over the grant price. Payment may be made in cash, shares of Common Stock or other property, or any combination thereof, as the Committee may determine. Shares issued upon the exercise of SARs are valued at their fair market value as of the date of exercise.

Restricted Stock Awards.  Restricted stock awards may be issued either alone or in addition to other awards granted under the Plan, and are also available as a form of payment of performance awards and other earned cash-based incentive compensation. The Committee determines the terms and conditions of restricted stock awards, including the number of shares of Common Stock granted, and any conditions for vesting that must be satisfied, which typically will be based principally or solely on continued provision of services, but may include a performance-based component. Unless otherwise provided in the award agreement, the holder of restricted stock awards will have the rights of a stockholder from the date of grant of the award, including the right to vote the shares of Common Stock and the right to receive distributions on the shares. Except as otherwise provided in the award agreement, any shares or other property (other than cash) distributed with respect to the award will be subject to the same restrictions as the award.

Restricted Stock Unit Awards.  Awards of restricted stock units having a value equal to an identical number of shares of Common Stock may be granted either alone or in addition to other awards granted under the Plan, and are also available as a form of payment of performance awards granted under the Plan and other earned cash-based incentive compensation. The Committee determines the terms and conditions of restricted stock units. The holder of a restricted stock unit award will not have voting rights with respect to the award. Except as otherwise provided in the award agreement, any shares or other property (other than cash) distributed with respect to the award will be subject to the same restrictions as the award.

Performance Awards.  Performance awards provide participants with the opportunity to receive shares of Common Stock, cash or other property based on performance and other vesting conditions. Performance awards may be granted from time to time as determined at the discretion of the Committee. Subject to the share limit and maximum dollar value set forth above, the Committee has the discretion to determine (i) the number of shares of Common Stock under, or the dollar value of, a performance award and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance goals.

Other Share-Based Awards.  The Plan also provides for the award of shares of Common Stock and other awards that are valued by reference to Common Stock or other property (“Other Share-Based Awards”). Such awards may be granted above or in addition to other awards under the Plan. Other Share-Based Awards may be paid in cash, shares of Common Stock or other property, or a combination thereof, as determined by the Committee. The Committee determines the terms and conditions of Other Share-Based Awards.

Performance Criteria.  At the Committee’s discretion, performance goals for restricted stock awards, restricted stock units, performance awards or Other Share-Based Awards may be based on the attainment of specified levels of one or more of the following criteria: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre-or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; stockholder equity; research and development achievements; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents; passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer); and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); clinical achievements (including initiating clinical studies; initiating enrollment, completing enrollment or enrolling particular numbers of subjects in clinical studies; completing phases of a clinical study (including the treatment phase); or announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); and implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel. The performance goals also may be based solely by reference to the Company’s performance or the performance of one or more of the Company’s subsidiaries, divisions, business segments or business units, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude under the terms of the performance awards the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the Company’s or a subsidiary’s operations or not within the reasonable control of the Company’s or a subsidiary’s management, or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

Adjustments to Awards Subject to Performance Criteria.  The Committee may make downward, but not upward, adjustments with respect to any amount payable pursuant to any restricted stock award, restricted stock unit award, performance award or other share-based payment award that is subject to performance criteria. The Committee may not waive achievement of performance goals, except in the case of death, disability or as otherwise determined by the Committee in special circumstances.

Dividends; Dividend Equivalents.  Awards other than options and SARs may, if determined by the Committee, provide that the participant will be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock, or other property dividends declared with respect to shares of Common Stock covered by an award. The Committee may provide that such amounts will be deemed to have been reinvested in additional shares of Common Stock or otherwise, and that they are subject to the same vesting or performance conditions as the underlying award.

No Repricing.  The Plan prohibits option and SAR repricings (other than to reflect stock splits, spin-offs or other corporate events described under the caption “Adjustments upon Changes in Capitalization,” below) unless stockholder approval is obtained. For purposes of the Plan, a “repricing” means a reduction in the exercise price of an option or the grant price of a SAR, the cancellation of an option or SAR in exchange for cash or another award (except in connection with a change in control, or for awards granted in assumption of or in substitution for awards previously granted by a company acquired by the Company or a subsidiary or with which the Company or a subsidiary combines) under the Plan if the exercise price or grant price of the option of SAR is greater than the fair market value of the Common Stock, or any other action with respect to an option or SAR that may be treated as a repricing under the rules of the principal securities exchange on which the Common Stock is traded.

Nontransferability of Awards.  No award under the Plan, and no shares subject to awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, is transferable other than by will or the laws of descent and distribution, and an award may be exercised during the participant’s lifetime only by the participant or the participant’s estate, guardian or legal representative, except that the Committee may provide in an award agreement that a participant may transfer an award to certain family members, family trusts, or other family-owned entities, or for charitable donations under such terms and conditions determined by the Committee.

Adjustments upon Changes in Capitalization.  In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in our corporate structure affecting the Common Stock or the value thereof, appropriate adjustments to the Plan and awards will be made as the Committee determines to be equitable and appropriate, including adjustments in the number and class of shares of stock subject to the Plan, the number, class and option or exercise price of shares subject to awards outstanding under the Plan, and the limits on the number of awards that any person may receive.

Termination of Employment.  The Committee will determine and set forth in the award agreement whether any awards will continue to be exercisable, and the terms of such exercise, on and after the date the participant ceases to be employed by, or to otherwise provide services to, us, whether by reason of death, disability, voluntary or involuntary termination of employment or service, or otherwise.

Amendment and Termination.  The Plan may be amended or terminated by the Board except that stockholder approval is required for any amendment to the Plan which increases the number of shares of Common Stock available for awards under the Plan, expands the types of awards available under the Plan, materially expands the class of persons eligible to participate in the Plan, permits the grant of options or stock appreciation rights with an exercise or grant price of less than 100% of fair market value on the date of grant, amends the provisions of the plan prohibiting reductions in the exercise price of SARs or options after the date of grant and prohibiting canceling any option or SAR in exchange for cash or another award, increases the maximum term of options and SARs, increases the limits on shares subject to awards or the dollar value payable with respect to performance awards, or takes any action with respect to an option or SAR that may be treated as a repricing under the rules of the principal securities exchange on which the Common Stock is traded. No amendment or termination may materially impair a participant’s rights under an award previously granted under the Plan without the written consent of the participant.

The Plan will expire on the 10th anniversary of the date of its approval by stockholders, except with respect to awards then outstanding, and no further awards may be granted thereafter.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax considerations of awards under the Plan. However, it does not purport to be complete and does not describe the state, local or foreign tax considerations or the consequences for any particular individual.

Stock Options.  A participant does not realize ordinary income on the grant of a stock option. Upon exercise of a nonstatutory stock option, the participant will realize ordinary income equal to the excess of the fair market value of the shares of Common Stock over the option exercise price, which income will be subject to income and employment tax withholdings if the participant is an employee of the Company. The cost basis of the shares acquired for capital gain treatment is their fair market value at the time of exercise. Upon exercise of an incentive stock option, the excess of the fair market value of the shares of Common Stock acquired over the option exercise price will be an item of tax preference to the participant, which may be subject to the alternative minimum tax for the year of exercise. If no disposition of the shares is made within two years from the date of granting of the incentive stock option or within one year after the transfer of the shares to the participant, the participant does not realize taxable income as a result of exercising the incentive stock option; the tax basis of the shares received for capital gain treatment is the option exercise price; and any gain or loss realized on the sale of the shares is long-term capital gain or loss. If the participant disposes of the shares within the two-year or one-year periods referred to above, the participant will realize ordinary income at that time in an amount equal to the excess of the fair market value of the shares at the time of exercise (or the gain on the disposition, if less) over the option exercise price. For capital gain treatment on such a disposition, the tax basis of the shares will be the fair market value at the time of exercise.

Stock Appreciation Rights.  No ordinary income will be realized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will realize ordinary income in an amount equal to the sum of the amount of any cash received and the fair market value of the shares of Common Stock or other property received upon the exercise, which income will be subject to income and employment tax withholdings if the participant is an employee of the Company.

Restricted Stock, Performance and Restricted Stock Unit Awards.  The participant will not realize ordinary income on the grant of a restricted stock award (or a performance award if the shares of Common Stock are issued on grant), but will realize ordinary income when the shares subject to the award become vested in an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the purchase price, if any, paid for the shares, which income will be subject to income and employment tax withholdings if the participant is an employee of the Company. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the shares are granted an amount equal to the excess of (i) the fair market value of the shares on the date of issuance, over (ii) the purchase price, if any, paid for the shares. If the Section 83(b) election is made, the participant will not realize any additional taxable income when the shares become vested.

The participant will not realize ordinary income on the grant of a restricted stock unit award (or a performance award under which shares of Common Stock are not issued on grant), but will realize ordinary income when the shares subject to the award are issued to the participant after they become vested. The amount of ordinary income will be equal to the excess of (i) the fair market value of the shares on the date they are issued over (ii) the purchase price, if any, paid for the award and will be subject to income and employment tax withholdings if the participant is an employee of the Company.

Upon disposition of shares of Common Stock acquired under a restricted stock award, performance award or restricted stock unit award, the participant will realize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the shares plus any amount realized as ordinary income upon grant (or vesting) of the shares.

Company Tax Deduction.  We generally will be entitled to a tax deduction in connection with an award under the Plan, subject to the provisions of Section 162(m) of the Code, in an amount equal to the ordinary income realized by a participant and at the time the participant realizes such income (for example, on the exercise of a nonstatutory stock option). Section 162(m) of the Code may limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the next three most highly compensated executive officers other than the Company’s Chief Financial Officer. Under Section 162(m), the annual compensation paid to any of these executives will be deductible to the extent that it does not exceed $1,000,000 or if the compensation is “performance-based compensation” under Section 162(m) of the Code. Compensation attributable to stock options and SARs under the Plan should qualify as performance-based compensation if the awards are made by the Committee (assuming the Board has members meeting and the Committee is composed entirely of “outside directors” within the meaning of Section 162(m) of the Code) and the exercise or grant price of the award is no less than the fair market value of the Common Stock on the date of grant. Compensation attributable to restricted stock awards, restricted stock unit awards and performance awards should qualify as performance-based compensation if (i) the compensation is approved by the Committee, (ii) the compensation is paid only upon the achievement of an objective performance goal established in writing by the Committee while the outcome is substantially uncertain, and (iii) the Committee certifies in writing prior to the payment of the compensation that the performance goal has been satisfied.

Registration Under the Securities Act of 1933

The Company plans to register the securities issuable under the Plan pursuant to a registration statement on Form S-8 as soon as practicable following stockholder approval of the Plan.

Vote Required

Approval of the Plan requires the affirmative vote of a majority of the total shares of the Company’s common stock represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal, assuming a quorum is present.

Each of the Company’s directors and executive officers would be eligible to participate in the Plan. As a result, approval of the Plan impacts each of the Company’s directors and executive officers and each of them has a personal interest in this proposal and its approval by the Company’s stockholders.

The Board recommends a vote “FOR” the approval of the Company’s 2008 Omnibus Incentive Plan.

OTHER MATTERS

As of the time of preparation of this Proxy Statement, neither the Board nor management of the Company intends to bring before the Annual Meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the Annual Meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

The Company’s bylaws provide that advance notice of a stockholder’s proposal must be delivered to the secretary of the Company at the Company’s principal executive offices not less than ninety (90) or more than one hundred twenty (120) calendar days in advance of the first anniversary of the date on which the corporation first mailed its proxy materials in connection with the preceding year’s annual meeting of stockholders. However, the Company’s bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting or ten (10) calendar days following the date on which public announcement of the date of the meeting is first made.

Each stockholder’s notice must contain the following information as to each matter the stockholder proposes to bring before the annual meeting: (a) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company that are beneficially owned by such person, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected) and (vi) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (b) below; and (b) as to any other business that the stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Company that are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in such stockholder’s capacity as a proponent to a stockholder proposal.

A copy of the full text of the provisions of the Company’s bylaws dealing with stockholder nominations and proposals is available to stockholders from the secretary of the Company upon written request.

Under the rules of the SEC and the Company’s bylaws and assuming the date of the annual meeting is not changed by more than 30 days from the first anniversary of the 2008 Annual Meeting of Stockholders, stockholders who wish to submit proposals for inclusion in the Proxy Statement of the Board for the 2009 Annual Meeting of Stockholders must submit such proposals so as to be received by the Company, at 6725 Mesa Ridge Road, Suite 100, San Diego, CA 92121, between December 19, 2008 and January 19, 2009. In addition, if the Company is not notified between December 19, 2008 and January 19, 2009 of a proposal to be brought before the 2009 Annual Meeting of Stockholders by a stockholder, then the Company may, at its discretion, elect not to present the proposal at the meeting, and proxies for the 2009 Annual Meeting of Stockholders will confer discretionary authority on the proxy holders, who will be members of management, to vote against such proposal.

By Order of the Board of Directors

Chief Executive Officer and President;
Director

San Diego, California
April 18, 2008

YOUR VOTE IS IMPORTANT!

You are cordially invited to attend the Annual Meeting. However, to ensure that your shares are represented at the meeting, please submit your proxy or voting instructions by mail, using the return envelope provided. Please see the instructions on the proxy and voting instruction card. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

APPENDIX A

ADVENTRX PHARMACEUTICALS, INC.

2008 OMNIBUS INCENTIVE PLAN

ADVENTRX Pharmaceuticals. Inc. (the “Company”), a Delaware corporation, hereby establishes and adopts the following 2008 Omnibus Incentive Plan (this “Plan”).

1.	PURPOSE OF THIS PLAN

The purpose of this Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors of the Company and its Subsidiaries who are expected to contribute to the Company’s success and to achieve long-term objectives that will benefit stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.	DEFINITIONS

2.1. “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of this Plan.

2.2. “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, including through an electronic medium.

2.3. “Board” shall mean the board of directors of the Company.

2.4. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.5. “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, to the extent the Board has members meeting such qualifications, and (iii) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the Shares are traded, to the extent required by such rules. Anything to the contrary in this Plan notwithstanding, the Board reserves all authority to administer this Plan and to act as if the Committee hereunder.

2.6. “Consultant” shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.7. “Covered Employee” shall mean an employee of the Company or its subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.8. “Director” shall mean a non-employee member of the Board.

2.9. “Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.10. “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.

2.11. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.12. “Fair Market Value” shall mean, with respect to Shares as of any date, the per Share closing price of the Shares (i) if the Shares are listed on a national securities exchange, the closing sale price reported as having occurred on the principal securities exchange on which the Shares are listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Shares are not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the final ask price reported on such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are not listed on a national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in its sole discretion. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.13. “Limitations” shall have the meaning set forth in Section 10.5.

2.14. “Option” shall mean any right granted to a Participant under this Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.15. “Other Share-Based Award” shall have the meaning set forth in Section 8.1.

2.16. “Participant” shall mean an Employee, Consultant or Director who is selected by the Committee to receive an Award under this Plan.

2.17. “Payee” shall have the meaning set forth in Section 13.2.

2.18. “Performance Award” shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.

2.19. “Performance Cash” shall mean any cash incentives granted pursuant to Article 9 which will be paid to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.20. “Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.21. “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value will be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

2.22. “Performance Unit” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value will be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2.23. “Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.24. “Prior Plan” shall mean the Company’s 2005 Equity Incentive Plan.

2.25. “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.26. “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.27. “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, and/or to receive any cash Dividend Equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate,

2.28. “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1

2.29. “Services” shall mean services provided to the Company or any Subsidiary or any successor company (or a subsidiary or parent thereof), whether as an Employee, Consultant or Director, unless, in connection with the conversion, if any, of a Participant from one classification (i.e., Employee, Consultant or Director) to another, the Committee, in its sole and absolute discretion, determines that any on-going services to the Company or any Subsidiary or any successor company (or a subsidiary or parent thereof) shall not constitute “Services.”

2.30. “Shares” shall mean the shares of common stock of the Company, par value $0.001 per share.

2.31. “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.

2.32. “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.33. “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

3.	SHARES SUBJECT TO THIS PLAN

3.1. Number of Shares.  (a) Subject to adjustment as provided in Section 12.2, a total of 15,400,000 Shares shall be authorized for grant under this Plan, less one (1) share of Stock for every one (1) share of Stock that was subject to an option or stock appreciation right granted after December 31, 2007 from the Prior Plan and 1.2 Shares for every one (1) Share that was subject to an award other than an option or stock appreciation right granted after December 31, 2007 under the Prior Plan. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 1.2 Shares for every one (1) Share granted. After the effective date of this Plan (as provided in Section 13.13), no awards may be granted under any Prior Plan.

(b) Subject at all times to Section 13.17, if (i) any Shares subject to an Award are forfeited or expire or an Award is settled for cash (in whole or in part) pursuant to the terms of an Award Agreement, or (ii) after December 31, 2007 any Shares subject to an award under the Prior Plan are forfeited or expire or an award under the Prior Plan is settled for cash (in whole or in part) pursuant to the terms of an Award Agreement, the Shares subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under this Plan, in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, and (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof.

(c) Substitute Awards shall not reduce the Shares authorized for grant under this Plan or authorized for grant to a Participant under Section 10.5. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under this Plan and shall not reduce the Shares authorized for grant under this Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(d) Any Shares that again become available for grant pursuant to this Article shall be added back as (i) one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under this Plan or options or stock appreciation rights granted under the Prior Plan, and (ii) as 1.2 Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under this Plan or awards other than options or stock appreciation rights granted under the Prior Plan.

3.2. Character of Shares.  Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.	ELIGIBILITY AND ADMINISTRATION

4.1. Eligibility.  Any Employee, Consultant or Director shall be eligible to be selected as a Participant.

4.2. Administration. (a) This Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of this Plan and subject to such orders or resolutions not inconsistent with the provisions of this Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of this Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of this Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under this Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer this Plan and any instrument or agreement entered into under or in connection with this Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in this Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of this Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of this Plan.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary.

(c) To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, the Committee may delegate to (i) a committee of one or more directors of the Company any of the authority of the Committee under this Plan, including the right to grant, cancel or suspend Awards and (ii) to the extent permitted by law, to one or more executive officers or a committee of executive officers the right to grant Awards to Employees who are not Directors or executive officers of the Company and the authority to take action on behalf of the Committee pursuant to this Plan to cancel or suspend Awards to Employees who are not Directors or executive officers of the Company.

5.	OPTIONS

5.1. Grant of Options.  Options may be granted hereunder to Participants either alone or in addition to other Awards granted under this Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall deem desirable.

5.2. Award Agreements.  All Options granted pursuant to this Article shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of this Plan. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to this Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to this Plan at the same time.

5.3. Option Price.  Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of the underlying

Shares in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded.

5.4. Option Term.  The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, except in the event of death or disability.

5.5. Exercise of Options. (a) Options granted under this Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of this Plan as the Committee may prescribe from time to time

(b) Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through same-day sales through a broker, unless the Committee provides otherwise in an Award Agreement, (vi) through any other method specified in an Award Agreement, or (vii) through any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of this Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

5.6. Form of Settlement.  In its sole discretion, the Committee may provide that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.

5.7. Incentive Stock Options.  The Committee may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of “incentive stock options” under this Plan, the maximum aggregate number of Shares that may be issued pursuant to “incentive stock options” granted under this Plan shall be the number of Shares set forth in the first sentence of Section 3.1(a), subject to adjustments provided in Section 12.2.

6.	STOCK APPRECIATION RIGHTS

6.1. Grant and Exercise.  The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under this Plan or at any subsequent time during the term of such Option, (b) in conjunction with all or part of any Award (other than an Option) granted under this Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2. Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including the following:

(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right on the date of grant, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the Stock Appreciation Right.

(b) The Committee shall determine in its sole discretion whether payment of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.

(c) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d) The Committee may impose such other conditions or restrictions on the terms of exercise and the grant price of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall have (i) a grant price not less than Fair Market Value on the date of grant (subject to the requirements of Section 409A of the Code with respect to a Stock Appreciation Right granted in conjunction with, but subsequent to, an Option), and (ii) a term not greater than ten (10) years except in the event of death or disability.

(e) Without the approval of the Company’s stockholders, other than pursuant to Section 12.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award)), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded.

(f) The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

7.  RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1. Grants.  Awards of Restricted Stock and of Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under this Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. A Restricted Stock Award or Restricted Stock Unit Award may be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

7.2. Award Agreements.  The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under this Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant

7.3. Rights of Holders of Restricted Stock and Restricted Stock Units.  Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award. Except as otherwise provided in an Award Agreement any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award.

7.4. Issuance of Shares.  Any Restricted Stock granted under this Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or its designee. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8.	OTHER SHARE-BASED AWARDS

8.1. Grants.  Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under this Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under this Plan and other earned cash-based compensation. Other Share-Based Awards may be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Other Share-Based Awards.

8.2. Award Agreements.  The terms of Other Share-Based Awards granted under this Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan. The terms of such Awards need not be the same with respect to each Participant.

8.3. Payment.  Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9.	PERFORMANCE AWARDS

9.1. Grants.  Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under this Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.

9.2. Award Agreements.  The terms of any Performance Award granted under this Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan. If a Performance Award will have Dividend Equivalents, provision for such shall be contained in the applicable Award Agreement. The terms of Performance Awards need not be the same with respect to each Participant.

9.3. Terms and Conditions.  The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee prior to the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4. Payment.  Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10.	CODE SECTION 162(m) PROVISIONS

10.1. Covered Employees.  Notwithstanding any other provision of this Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

10.2. Performance Criteria.  If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; stockholder equity; research and development achievements; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents; passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer); and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); clinical achievements (including initiating clinical studies; initiating enrollment, completing enrollment or enrolling particular numbers of subjects in clinical studies; completing phases of a clinical study (including the treatment phase); or announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); and implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

10.3. Adjustments.  Notwithstanding any provision of this Plan (other than Article 11), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.

10.4. Restrictions.  The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

10.5. Limitations on Grants to Individual Participants.  Subject to adjustment as provided in Section 12.2, no Participant may (i) be granted Options or Stock Appreciation Rights during any 12-month period with respect to more than 3,000,000 Shares and (ii) earn more than 2,000,000 Shares under Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards in any 12-month period that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares (collectively, the “Limitations”), except that in connection with a Participant’s initial commencement of Services with the Company or any Subsidiary, the Limitations shall be increased to 6,000,000 Shares and 4,000,000 Shares, respectively, in the year in which such Services commence. In addition to the foregoing, the maximum dollar value that may be earned by any Participant in any 12-month period with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $2,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

11.	CHANGE IN CONTROL PROVISIONS

11.1. Impact on Certain Awards.  Award Agreements may provide that in the event of a Change in Control (as defined in Section 11.3): (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, and (ii) all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed.

11.2. Assumption or Substitution of Certain Awards. (a) Unless otherwise provided in an Award Agreement, in the event of a Change in Control in which the successor company (or a subsidiary or parent thereof) assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, if a Participant’s employment with such successor company (or a subsidiary or parent thereof) terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions and limitations and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award (or its substitute) confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company (or a subsidiary or parent thereof), the Committee may, with the consent of the successor company (or a subsidiary or parent thereof), provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company (or a subsidiary or parent thereof) substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b) Unless otherwise provided in an Award Agreement, in the event of a Change in Control to the extent the successor company (or a subsidiary or parent thereof) does not assume or substitute for an Option, Stock

Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for shall immediately vest and become fully exercisable, (ii) restrictions and other limitations on Restricted Stock and Restricted Stock Units that are not assumed or substituted for shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions and limitations and become fully vested, and (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

(c) The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

11.3. Change in Control.  For purposes of this Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events after the date of approval of this Plan by the Board:

(a) Over a period of 36 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (i) have been Board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (i) who were still in office at the time that election or nomination was approved by the Board; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to satisfy the criteria described in the preceding clause (ii);

(b) Any person or group of persons (within the meaning of Section 13(d)(3) of the Exchange Act) directly or indirectly acquires beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board does not recommend such stockholders accept, other than (i) the Company or any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company (each, “an Affiliate”), (ii) an employee benefit plan of the Company or an Affiliate, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities;

(c) A merger or consolidation of the Company with or into another person or the sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions that requires the approval of the Company’s stockholders, whether for such transaction of the issuance of securities in such transaction (a “Business Combination”), unless in connection with such Business Combination securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities (“Company Voting Securities”) immediately prior to such Business Combination and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to such Business Combination;

(d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets; or

(e) A majority of the Board votes in favor of a decision that a Change in Control has occurred.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then occur.

12.	GENERALLY APPLICABLE PROVISIONS

12.1. Amendment and Termination of this Plan.  The Board may, from time to time, alter, amend, suspend or terminate this Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded; provided that the Board may not amend this Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders, amend this Plan to (a) increase the number of Shares that may be the subject of Awards under this Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under this Plan, (c) materially expand the class of persons eligible to participate in this Plan, (d) amend any provision of Section 5.3 or Section 6.2(e), (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (f) increase the Limitations. The Board may not, without the approval of the Company’s stockholders, take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award. In addition, no amendments to, or termination of, this Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant’s consent.

12.2. Adjustments.  In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to this Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under this Plan, the Limitations, the maximum number of Shares that may be issued as incentive stock options and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under this Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.3. Transferability of Awards.  Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of this Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of this Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

12.4. Termination of Employment.  The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

12.5. Deferral; Dividend Equivalents.  The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of this Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that such amounts and Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award.

13.	MISCELLANEOUS

13.1. Award Agreements.  Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of this Plan.

13.2. Tax Withholding.  The Company shall have the right to make all payments or distributions pursuant to this Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to this Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.

13.3. Right of Discharge Reserved; Claims to Awards.  Nothing in this Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under this Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under this Plan, and there is no obligation for uniformity of treatment of Employees or Participants under this Plan.

13.4. Substitute Awards.  Notwithstanding any other provision of this Plan, the terms of Substitute Awards may vary from the terms set forth in this Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.5. Cancellation of Award; Forfeiture of Gain.  Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary (including conduct contributing to any financial restatements or financial irregularities), as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

13.6. Stop Transfer Orders.  All certificates for Shares delivered under this Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.7. Nature of Payments.  All Awards made pursuant to this Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under this Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

13.8. Other Plans.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.9. Severability.  If any provision of this Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of this Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under this Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under this Plan, and if the making of any payment in full or the provision of any other benefit required under this Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under this Plan.

13.10. Construction.  As used in this Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.11. Unfunded Status of this Plan.  This Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of this Plan.

13.12. Governing Law.  This Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of California, without reference to principles of conflict of laws, and construed accordingly.

13.13. Effective Date of Plan; Termination of Plan.  This Plan shall be effective on the date of the approval of this Plan by the holders of a sufficient number of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. This Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of this Plan, be null and void and of no effect. Awards may be granted under this Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of this Plan, on which date this Plan will expire except as to Awards then outstanding under this Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.14. Foreign Employees.  Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

13.15. Compliance with Section 409A of the Code.  This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

13.16. Captions.  The captions in this Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

13.17. No Registration Rights; No Right to Settle in Cash.  The Company has no obligation to register with any governmental body or organization (including, without limitation, the U.S. Securities and Exchange Commission “SEC”)) any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

ADVENTRX PHARMACEUTICALS, INC.
Proxy Solicited on behalf of the Board of Directors
for the Annual Meeting of Stockholders
to be Held May 28, 2008
     The undersigned stockholder of ADVENTRX Pharmaceuticals, Inc. (the “Company”) hereby appoints Evan M. Levine and Mark N.K. Bagnall, or any one of them with full power of substitution, as proxies of the undersigned to attend the Annual Meeting of Stockholders of the Company to be held on May 28, 2008 at 9:00 a.m., Pacific time, and any adjournment thereof, hereby revoking any proxies heretofore given, and to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.
     1. To elect as directors, to hold office until the 2009 Annual Meeting of Stockholders and until their successors are elected and qualified, the nominees listed below:
          Mark N.K. Bagnall
          Alexander J. Denner
          Michael M. Goldberg
          Evan M. Levine
          Jack Lief
          Mark J. Pykett
          Eric K. Rowinsky

FOR	WITHHOLD AUTHORITY TO VOTE
all nominees listed	(as to all nominees)
(except as indicated below)
     To withhold authority to vote for any individual nominee, write the nominee’s name on the line provided below.

     2. To ratify the appointment of J.H. Cohn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

For	Against	Abstain

     3. To approve the Company’s 2008 Omnibus Incentive Plan.

For	Against	Abstain

The Board recommends that you vote FOR the above proposals. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL OF THE ABOVE PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying Proxy Statement.

Signature(s) of Stockholder(s)

Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.

Date: ,
PLEASE COMPLETE, DATE AND SIGN THIS PROXY
AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.